As filed with the Securities and Exchange Commission on June 3, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CORRECTIONS CORPORATION OF AMERICA

(Exact name of registrant as specified in its charter)

SEE TABLE OF ADDITIONAL REGISTRANT GUARANTORS

Maryland	8744	62-1763875
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

10 Burton Hills Boulevard

Nashville, Tennessee 37215

(615) 263-3000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Damon T. Hininger

President and Chief Executive Officer

10 Burton Hills Boulevard

Nashville, Tennessee 37215

(615) 263-3000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

F. Mitchell Walker, Jr., Esq.

Bass, Berry & Sims PLC

150 Third Avenue South, Suite 2800

Nashville, Tennessee 37201

(615) 742-6200

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this registration statement is declared effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a small reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issue Tender Offer)    ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)    ☐

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Note	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee

4.625% Senior Notes due 2023	$350,000,000	100%	$350,000,000	$47,740
Guarantees of 4.625% Senior Notes due 2023(2)	N/A	N/A	N/A	N/A(3)

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(f) of the Securities Act of 1933, as amended (the “Securities Act”).
(2)	See inside facing page for table of additional registrant guarantors.
(3)	Pursuant to Rule 457(n) under the Securities Act, no separate filing fee is required for the registration of the guarantees.

The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANT GUARANTORS

Exact Name of Registrant Guarantor as Specified in its Charter(1)	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
CCA Health Services, LLC	Tennessee	90-0432377
CCA International, LLC	Delaware	62-1310460
CCA of Tennessee, LLC	Tennessee	62-1806755
CCA TRS, LLC	Maryland	46-1705695
Prison Realty Management, LLC	Tennessee	62-1696286
Technical and Business Institute of America, LLC	Tennessee	38-2999108
TransCor America, LLC	Tennessee	62-1806099

(1) The address and telephone number of principal executive offices of each additional registrant guarantor is the same as Corrections Corporation of America, except for TransCor America, LLC, which principal executive offices address is 646 Melrose Avenue, Nashville, Tennessee 37211 and telephone number is (615) 251-7008. The name, address and telephone number of the agent for service of each additional registrant guarantor is the same as Corrections Corporation of America.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission relating to these securities is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where such offer or sale is not permitted.

Subject to Completion, dated June 3, 2013

PRELIMINARY PROSPECTUS

CORRECTIONS CORPORATION OF AMERICA

Offer to Exchange

4.625% Senior Notes due 2023

($350,000,000 aggregate principal amount)

which have been registered under the Securities Act of 1933

for

any and all outstanding unregistered 4.625% Senior Notes due 2023

($350,000,000 aggregate principal amount outstanding)

We are offering, upon the terms and subject to the conditions set forth in this prospectus and the accompanying letter of transmittal, to exchange up to $350,000,000 aggregate principal amount of registered 4.625% senior notes due 2023 (the “exchange notes”) for any and all of our $350,000,000 aggregate principal amount of unregistered 4.625% senior notes due 2023 that were issued in a private placement on April 4, 2013 (the “initial notes”). The exchange notes are substantially identical to the initial notes, except the exchange notes are registered under the Securities Act of 1933, as amended (the “Securities Act”), and the transfer restrictions and additional interest provisions applicable to the initial notes will not apply to the exchange notes. The exchange notes will represent the same debt as the initial notes and we will issue the exchange notes under the same indenture under which the initial notes were issued. As with the initial notes, the exchange notes will be guaranteed on a senior unsecured basis by substantially all of our existing and future domestic subsidiaries that guarantee our revolving credit facility or other specified indebtedness.

We refer to the initial notes and the exchange notes collectively in this prospectus as the “notes.” We refer to this exchange as the “exchange offer.”

The initial notes sold pursuant to Rule 144A under the Securities Act bear the CUSIP number 22025YAN0, and the initial notes sold pursuant to Regulation S under the Securities Act bear the CUSIP number U22008AE3.

Terms of the Exchange Offer

•	The exchange offer expires at 5:00 p.m., New York City time, on , 2013, unless we extend it.

•	We will exchange all initial notes that are validly tendered and not withdrawn prior to the expiration of the exchange offer for an equal principal amount of exchange notes.

•	You may withdraw your tender of initial notes at any time prior to the expiration of the exchange offer.

•	If you fail to tender your initial notes, your initial notes will continue to be subject to restrictions on transfer.

•

We believe the exchange of initial notes for exchange notes will not be a taxable transaction for U.S. federal income tax purposes, but you should see the discussion under the caption “Certain United States Federal Income Tax Considerations” for more information.

•	We will not receive any proceeds from the exchange offer.

Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for initial notes where such initial notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of 90 days from the date on which the exchange offer registration statement is declared effective, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”

There is no established trading market for the exchange notes or the initial notes.

See “Risk Factors” beginning on page 7 for a discussion of risks that you should consider before participating in the exchange offer.

We are not asking you for a proxy and you are requested not to send us a proxy.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2013.

This prospectus is part of a registration statement we filed with the Securities and Exchange Commission. In making your investment decision, you should rely only on the information contained or incorporated by reference in this prospectus and in the accompanying letter of transmittal. We have not authorized anyone to provide you with any other information. We are not making an offer to sell these securities or soliciting an offer to buy these securities in any jurisdiction where an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone whom it is unlawful to make an offer or solicitation. You should not assume that the information contained in this prospectus, as well as the information we previously filed with the Securities and Exchange Commission that is incorporated by reference herein, is accurate as of any date other than its respective date.

This prospectus incorporates by reference important business and financial information about us that is not included or delivered with this prospectus. Copies of this information are available without charge to any person to whom this prospectus is delivered, upon written or oral request. Written requests should be directed to:

Corrections Corporation of America

10 Burton Hills Boulevard

Nashville, Tennessee 37215

Attention: Investor Relations

Oral requests should be made by calling our Investor Relations Department at (615) 263-3000.

 In order to ensure timely delivery of the documents, you must make your request to us no later than                 , 2013. In the event that we extend the exchange offer, you must submit your request at least five business days before the expiration date of the exchange offer, as extended.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Accordingly, we file current, quarterly and annual reports, proxy statements and other information with the Securities and Exchange Commission (the “SEC”). You may read and copy these reports, proxy statements and other information at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call 1-800-SEC-0330 for further information on the operation of the SEC’s Public Reference Room. Our SEC filings also are available to the public at the Internet website maintained by the SEC at http://www.sec.gov, from commercial document retrieval services and on the investor relations page of our website at http://www.cca.com.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This prospectus “incorporates by reference” information that we have filed with the SEC under the Exchange Act, which means that we are disclosing important information to you by referring you to those documents. Any statement contained in this prospectus or in any document incorporated or deemed to be incorporated by reference into this prospectus will be deemed modified or superseded for the purposes of this prospectus to the extent that a statement contained in this prospectus or any subsequently filed document which also is, or is deemed to be, incorporated by reference into this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. Accordingly, we incorporate by reference the specific documents listed below as well as any additional documents that we file with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act after the filing of the registration statement to which this prospectus relates and all such future filings that we make with the SEC prior to the termination of the offering made by this prospectus, which will be deemed to be incorporated by reference into this prospectus and to be part of this prospectus from the date we subsequently file such reports and documents (other than, in each case, any information that we furnish under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01):

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed with the SEC on February 27, 2013;

•	Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2013, filed with the SEC on May 9, 2013;

•

The portion of our Definitive Proxy Statement filed with the SEC on April 5, 2013 that is incorporated by reference into Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, as supplemented by the Definitive Additional Materials on Schedule 14A, filed with the SEC on May 11, 2013; and

•	Our Current Reports on Form 8-K filed with the SEC on March 21, 2013, March 25, 2013, April 8, 2013, April 9, 2013, April 19, 2013, April 22, 2013 and May 20, 2013.

You can obtain copies of documents incorporated by reference through the SEC’s website at http://www.sec.gov or from us, excluding all exhibits (unless an exhibit has been specifically incorporated herein by reference), free of charge, by requesting them in writing or by calling us at the following address or telephone number:

Corrections Corporation of America

10 Burton Hills Boulevard

Nashville, Tennessee 37215

Attention: Investor Relations

(615) 263-3000

Our filings with the SEC are also available free of charge on the investor relations page of our website at http://www.cca.com. Except for the documents described above, information included or referred to on, or otherwise accessible through, our website is not incorporated by reference into this prospectus.

FORWARD-LOOKING STATEMENTS

The information in this prospectus, including information in documents incorporated by reference, includes forward-looking statements that involve risks and uncertainties. These forward-looking statements include statements relating to our anticipated financial performance and business prospects and/or statements preceded by, followed by or that include the words “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “could,” “plans,” “seeks” and similar expressions. These forward-looking statements speak only as of the date stated and we do not undertake any obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as otherwise required by law. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these expectations may not prove to be correct or we may not achieve the financial results, savings or other benefits anticipated in the forward-looking statements. These forward-looking statements are necessarily estimates reflecting the best judgment of our senior management and involve a number of risks and uncertainties, some of which may be beyond our control. These risks and uncertainties, including those disclosed under “Risk Factors” in this prospectus and in our filings with the SEC, could cause actual results to differ materially from those suggested by the forward-looking statements and include, without limitation:

•	general economic and market conditions, including the impact governmental budgets can have on our per diem rates and occupancy;

•	fluctuations in operating results because of, among other things, changes in occupancy levels, competition, increases in cost of operations, fluctuations in interest rates, and risks of operations;

•	changes in the privatization of the corrections and detention industry and the public acceptance of our services;

•

our ability to obtain and maintain correctional facility management contracts, including as the result of sufficient governmental appropriations, inmate disturbances, and the timing of the opening of new facilities and the commencement of new management contracts as well as our ability to utilize current available beds and new capacity as development and expansion projects are completed;

•

increases in costs to develop or expand correctional facilities that exceed original estimates, or the inability to complete such projects on schedule as a result of various factors, many of which are beyond our control, such as weather, labor conditions, and material shortages, resulting in increased construction costs;

•

changes in government policy and in legislation and regulation of the corrections and detention industry that adversely affect our business, including, but not limited to, the impact of the Budget Control Act of 2011 on federal corrections budgets, California’s utilization of out-of-state private correctional capacity, and the impact of any changes to immigration reform laws;

•	our ability to meet and maintain qualification for taxation as a real estate investment trust (“REIT”); and

•	the availability of debt and equity financing on terms that are favorable to us.

We caution you not to place undue reliance on these forward-looking statements. In evaluating these forward-looking statements, you should carefully consider the risks outlined in “Item 1A. Risk Factors” in our Annual Report on Form 10–K for the year ended December 31, 2012, which is incorporated by reference into this prospectus, and the “Risk Factors” set forth in this prospectus.

PROSPECTUS SUMMARY

This summary highlights some of the information contained in this prospectus and does not contain all of the information that may be important to you. You should read this entire prospectus and the documents incorporated by reference and to which we refer you before making an investment decision. You should carefully consider the information set forth under “Risk Factors” beginning on page 7 of this prospectus, the other cautionary statements described in this prospectus, and the risk factors and other cautionary statements, including those outlined in “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2012, which are incorporated by reference in this prospectus, and, to the extent applicable, any subsequently filed reports. In addition, certain statements include forward-looking information that involves risks and uncertainties. See “Forward-Looking Statements.”

In this prospectus, other than in “Description of the Exchange Notes” and unless the context requires otherwise, “CCA,” “we,” “our,” “us” and the “Company” refer to Corrections Corporation of America, a Maryland corporation, and its consolidated subsidiaries.

Corrections Corporation of America

We are the nation’s largest owner of partnership correction and detention facilities and one of the largest prison operators in the United States, behind only the federal government and three states. We specialize in owning, operating and managing prisons and other correctional facilities. As of March 31, 2013, we operated 67 facilities, including 51 facilities that we owned or controlled, with a total design capacity of approximately 92,500 beds in 20 states and the District of Columbia. For additional information about our business, operations and financial results, see the documents listed under “Incorporation of Certain Information by Reference.”

Our principal executive offices are located at 10 Burton Hills Boulevard, Nashville, Tennessee 37215, and our telephone number at that address is (615) 263-3000.

Summary of the Exchange Offer

Purpose of the Exchange Offer	We and the guarantors entered into a registration rights agreement with the initial purchasers with respect to the initial notes on the original issue date of such notes. In the registration rights agreement, we agreed for the benefit of the holders of the initial notes that we would file with the SEC and use commercially reasonable efforts to cause to become effective a registration statement relating to an offer to exchange the initial notes for the exchange notes having terms substantially identical in all material respects to the initial notes (except for provisions relating to transfer restrictions and payment of additional interest).

The Exchange Offer

We are offering to exchange:

•         Up to $350,000,000 aggregate principal amount of our 4.625% senior notes due 2023 registered under the Securities Act, which we refer to as exchange notes,

for

•         Up to $350,000,000 aggregate principal amount of our unregistered 4.625% senior notes due 2023 issued on April 4, 2013 in a private offering (CUSIP Numbers 22025YAN0, U22008AE3), which we refer to as initial notes.

Resale

Based on an interpretation by the SEC set forth in no-action letters issued to third parties, we believe that the exchange notes issued pursuant to the exchange offer in exchange for the initial notes may be offered for resale, resold and otherwise transferred by you (unless you are our “affiliate” within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that:

•         you are acquiring the exchange notes in the ordinary course of your business; and

•         you have not engaged in, do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of the exchange notes.

If you are a broker-dealer and receive exchange notes for your own account in exchange for initial notes that you acquired as a result of market-making activities or other trading activities, you must acknowledge that you will deliver this prospectus in connection with any resale of the exchange notes. See “Plan of Distribution.”

Any holder of initial notes who:

•        is our affiliate;

•        does not acquire exchange notes in the ordinary course of its business; or

•        tenders its initial notes in the exchange offer with the intention to participate, or for the purpose of participating, in a distribution of exchange notes cannot rely on the position of the staff of the SEC enunciated in Morgan Stanley & Co. Incorporated (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in Shearman & Sterling (available July 2, 1993), or similar no-action letters and, in the absence of an exemption therefrom, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the exchange notes.

Expiration Date	The exchange offer will expire at 5:00 p.m., New York City time, on , 2013 (the 21st business day following commencement of the exchange offer), unless extended by us.

Withdrawal	You may withdraw the tender of your initial notes at any time prior to the expiration of the exchange offer. We will return to you any of your initial notes that are not accepted for any reason for exchange, without expense to you, promptly after the expiration or termination of the exchange offer.

Conditions to the Exchange Offer	We are not required to accept the initial notes for exchange if the exchange offer would violate any applicable law or interpretation of the staff of the SEC. The exchange offer is not conditioned upon any minimum aggregate principal amount of initial notes being tendered for exchange. See “The Exchange Offer—Terms of the Exchange Offer” and “The Exchange Offer—Conditions to the Exchange Offer.”

Procedures for Tendering Initial Notes	If you wish to participate in the exchange offer, you must complete, sign and date the accompanying letter of transmittal, or a facsimile of such letter of transmittal, according to the instructions contained in this prospectus and the letter of transmittal. You must then mail or otherwise deliver the letter of transmittal, or a facsimile of such letter of transmittal, together with your initial notes and any other required documents, to the exchange agent at the address set forth on the cover page of the letter of transmittal.

If you hold outstanding notes through The Depository Trust Company (“DTC”) and wish to participate in the exchange offer, you must comply with the Automated Tender Offer Program procedures of DTC by which you will agree to be bound by the letter of transmittal. By signing, or agreeing to be bound by, the letter of transmittal, you will represent to us that, among other things:

•        you are not our “affiliate” within the meaning of Rule 405 under the Securities Act;

•        you do not have an arrangement or understanding with any person or entity to participate in the distribution of the exchange notes;

•        you are acquiring the exchange notes in the ordinary course of your business; and

•        if you are a broker-dealer that will receive exchange notes for your own account in exchange for outstanding notes that were acquired as a result of market-making activities, you will deliver a prospectus, as required by law, in connection with any resale of such exchange notes.

Special Procedures for Beneficial Owners	If you are a beneficial owner of initial notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, and you wish to tender those initial notes in the exchange offer, you should contact the registered holder promptly and instruct the registered holder to tender those initial notes on your behalf. If you wish to tender on your own behalf, you must, prior to completing and executing the letter of transmittal and delivering your initial notes, either make appropriate arrangements to register ownership of the initial notes in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time and may not be able to be completed prior to the expiration date.

Guaranteed Delivery Procedures	If you wish to tender your initial notes and your initial notes are not immediately available, or you cannot deliver your initial notes, the letter of transmittal or any other required documents, or you cannot comply with the procedures under DTC’s Automated Tender Offer Program for transfer of book-entry interests prior to the expiration date, you must tender your initial notes according to the guaranteed delivery procedures set forth in this prospectus under “The Exchange Offer—Guaranteed Delivery Procedures.”

Withdrawal Rights	You may withdraw the tender of your initial notes at any time prior to the expiration date, by complying with the procedures for withdrawal described in “The Exchange Offer—Withdrawal Rights.” We will return to you any of your initial notes that are not accepted for any reason for exchange, without expense to you, promptly after the expiration or termination of the exchange offer.

Accounting Treatment	We will not recognize a gain or loss for accounting purposes as a result of the exchange offer.

Certain Federal Income Tax Consequences	The exchange of initial notes for exchange notes should not be a taxable transaction for United States federal income tax purposes. You should not have to pay federal income tax as a result of your participation in the exchange offer. See “Certain United States Federal Income Tax Considerations.”

Regulatory Approvals	Other than compliance with the Securities Act and qualification of the indenture governing the notes under the Trust Indenture Act of 1939 (the “Trust Indenture Act”), there are no federal or state regulatory requirements that must be complied with or approvals that must be obtained in connection with the exchange offer.

Exchange Agent	U.S. Bank National Association is the exchange agent for the exchange offer. The addresses and telephone numbers of the exchange agent are listed under the heading “The Exchange Offer—Exchange Agent.”

Consequences of Failure to Exchange	All untendered initial notes will continue to be subject to the existing restrictions on transfer of the initial notes. In general, the initial notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Other than in connection with the exchange offer, we do not currently anticipate that we will register the initial notes under the Securities Act.

Summary of the Exchange Notes

The summary below describes the principal terms of the exchange notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. The “Description of the Exchange Notes” section of this prospectus contains a more detailed description of the terms and conditions of the exchange notes.

Issuer	Corrections Corporation of America

Notes Offered	$350,000,000 aggregate principal amount of 4.625% senior notes due 2023 and registered under the Securities Act.

Maturity Date	May 1, 2023

Interest	Interest on the exchange notes will accrue at a rate of 4.625% per annum from April 4, 2013 and will be payable semi-annually in cash in arrears on May 1 and November 1 of each year, commencing November 1, 2013.

Ranking	The exchange notes will be our general unsecured senior obligations and will:

• rank equally in right of payment to all our existing and future senior indebtedness;

• rank senior in right of payment to our future indebtedness that is expressly subordinated in right of payment to the notes;

•       be effectively subordinated to our existing and future secured indebtedness, including indebtedness under our revolving credit facility, to the extent of the value of the collateral securing such indebtedness; and

• be structurally subordinated to all of the existing and future indebtedness and liabilities, including trade payables, of our non-guarantor subsidiaries.

As of March 31, 2013, after giving effect to the issuance of the initial notes and the 2020 notes and the use of proceeds therefrom, we would have had total consolidated indebtedness of approximately $1.2 billion, including approximately $560.0 million of secured indebtedness under our revolving credit facility, and an additional approximately $25.7 million of outstanding letters of credit. See “Description of Other Indebtedness.”

Guarantees	The exchange notes initially will be jointly and severally guaranteed on a senior unsecured basis by substantially all of our subsidiaries. In the future, the guarantees may be released or terminated under certain circumstances. Each subsidiary guarantee will:

• rank equally in right of payment to all existing and future senior unsecured indebtedness of such guarantor subsidiary;

• rank senior in right of payment to all existing and future indebtedness of such guarantor subsidiary that is expressly subordinated in right of payment to the notes;

•       be effectively subordinated to all existing and future secured indebtedness of such guarantor subsidiary, including its guarantee of indebtedness under our revolving credit facility, to the extent of the collateral securing such indebtedness; and

• be structurally subordinated to all of the existing and future indebtedness and liabilities, including trade payables, of our non-guarantor subsidiaries.

As of March 31, 2013, our guarantor subsidiaries had no indebtedness outstanding that would have been structurally senior to the exchange notes and the related guarantees. Not all of our subsidiaries will guarantee the exchange notes. The non-guarantor subsidiaries generated none of our consolidated revenues for the year ended December 31, 2012 or for the quarter ended March 31, 2013 and owned none of our consolidated assets at all times throughout such periods.

Optional Redemption for the Exchange Notes	At any time prior to February 1, 2023, we may redeem all or part of the exchange notes at a “make whole” redemption price. At any time thereafter we may redeem all or part of the exchange notes at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date. See “Description of the Exchange Notes—Optional Redemption.”

Change of Control	If we experience certain kinds of changes of control, we must offer to purchase the exchange notes at 101% of their principal amount, plus accrued and unpaid interest. For more details, see the section “Description of the Exchange Notes—Repurchase at the Option of Holders Upon a Change of Control.”

Certain Covenants	The indenture governing the exchange notes contains covenants that limit, among other things, our ability and the ability of some of our subsidiaries to:

• incur liens; and

• consolidate, merge or transfer all or substantially all of our assets.

These covenants are subject to a number of important exceptions and qualifications. For more detailed description on covenants contained in the indenture, see “Description of the Exchange Notes—Certain Covenants.”

Absence of an Established Market	The exchange notes will be a new class of securities for which there is currently no market.

Use of Proceeds	We will not receive any proceeds from the issuance of the exchange notes.

Risk Factors	See “Risk Factors” and other information in this prospectus for a discussion of factors you should carefully consider before deciding to participate in the exchange offer.

Consolidated Ratio of Earnings to Fixed Charges

The following table sets forth our historical consolidated ratios of earnings to fixed charges on a consolidated basis for the periods indicated. You should read these ratios of earnings to fixed charges in connection with our consolidated financial statements, including the notes to those statements, incorporated by reference in this prospectus.

	Years ended December 31,					Three Months Ended March 31,
	2008	2009	2010	2011	2012	2012	2013
Consolidated ratio of earnings to fixed charges(1)	3.9x	4.0x	4.2x	4.4x	5.0x	3.8x	4.5x

(1)	For the purpose of computing the ratio of earnings to fixed charges, earnings consist of income (loss) from continuing operations before income taxes plus fixed charges, excluding capitalized interest, and fixed charges consist of interest, whether expensed or capitalized, and amortization of loan costs.

RISK FACTORS

You should carefully consider the risks described below and the risk factors incorporated by reference herein, as well as the other information included or incorporated by reference in this prospectus, including the financial statements and related notes incorporated by reference into this prospectus, before deciding to exchange your initial notes for exchange notes pursuant to this exchange offer. Certain risks related to us and our business are outlined in “Item 1A. Risk Factors” and elsewhere in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, which is incorporated by reference in this prospectus (and in any of our Annual or Quarterly Reports for a subsequent year or quarter that we file with the SEC and that are so incorporated). See the sections titled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” for information about how to obtain copies of these documents. If any of these risks actually occur, our business, financial condition, operating results, or cash flow could be materially and adversely affected. Additional risks or uncertainties not presently known to us, or that we currently deem immaterial, also may impair our business operations. We cannot assure you that any of these events will not occur and if such events do occur, the value of the exchange notes could decline substantially.

Risks Related to the Exchange Offer

There may be adverse consequences if you do not exchange your initial notes.

If you do not exchange your initial notes for exchange notes in the exchange offer, you will continue to be subject to restrictions on transfer of your initial notes. In general, the initial notes may not be offered or sold unless they are registered or exempt from registration under the Securities Act and applicable state securities laws. Except as required by the registration rights agreement, we do not intend to register resales of the initial notes under the Securities Act. You should refer to the section titled “The Exchange Offer” for information about how to tender your initial notes.

The tender of initial notes under the exchange offer will reduce the outstanding amount of the initial notes, which may have an adverse effect upon, and increase the volatility of, the market prices of the initial notes due to a reduction in liquidity.

Certain persons who participate in the exchange offer must deliver a prospectus in connection with resales of the exchange notes.

Based on interpretations of the staff of the SEC contained in Exxon Capital Holdings Corp., SEC no-action letter (April 13, 1988), Morgan Stanley & Co. Inc., SEC no-action letter (June 5, 1991) and Shearman & Sterling, SEC no-action letter (July 2, 1983), we believe that you may offer for resale, resell or otherwise transfer the exchange notes without compliance with the registration and prospectus delivery requirements of the Securities Act. However, in some instances described in this prospectus under “Plan of Distribution,” certain holders of exchange notes will remain obligated to comply with the registration and prospectus delivery requirements of the Securities Act to transfer the exchange notes. If such a holder transfers any exchange notes without delivering a prospectus meeting the requirements of the Securities Act or without an applicable exemption from registration under the Securities Act, such a holder may incur liability under the Securities Act. We do not and will not assume, or indemnify such a holder against, this liability.

If you wish to tender your initial notes for exchange, you must comply with the requirements described in this prospectus.

You will receive exchange notes in exchange for initial notes only after the exchange agent receives such initial notes, a properly completed and duly executed letter of transmittal and all other required documentation within the time limits described in this prospectus. If you wish to tender your initial notes in exchange for exchange notes, you should allow sufficient time for delivery. Neither the exchange agent nor CCA has any duty to give you notice of defects or irregularities with respect to tenders of initial notes for exchange. Initial notes that are not tendered or are tendered but not accepted will, following consummation of the exchange offer, continue to be subject to the existing restrictions upon transfer relating to the initial notes.

The consummation of the exchange offer may not occur.

We are not obligated to complete the exchange offer under certain circumstances. See “The Exchange Offer—Conditions to the Exchange Offer.” Even if the exchange offer is completed, it may not be completed on the schedule described in this prospectus. Accordingly, holders participating in the exchange offer may have to wait longer than expected to receive their exchange notes. You may be required to deliver prospectuses and comply with other requirements in connection with any resale of the exchange notes.

Risks Related to the Exchange Notes

The following risks apply to the initial notes and will apply equally to the exchange notes.

Our indebtedness could adversely affect our financial health and prevent us from fulfilling our obligations under our debt securities.

We have a significant amount of indebtedness. As of March 31, 2013, after giving effect to the issuance of the initial notes and the 2020 notes and the use of proceeds therefrom, we would have had total consolidated indebtedness of approximately $1.2 billion. See “Description of Other Indebtedness.” Our indebtedness could have important consequences. For example, it could:

—	make it more difficult for us to satisfy our obligations with respect to our indebtedness, including the notes;

—	increase our vulnerability to general adverse economic and industry conditions;

—

require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, thereby reducing the availability of our cash flow to fund working capital, capital expenditures, and other general corporate purposes;

—	limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

—	place us at a competitive disadvantage compared to our competitors that have less debt; and

—	limit our ability to borrow additional funds or refinance existing indebtedness on favorable terms.

Our revolving credit facility and other debt instruments, including the notes, have restrictive covenants that could limit our financial flexibility.

The indentures related to our senior notes, including the notes, and our revolving credit facility contain restrictive covenants that limit our ability to engage in activities that may be in our long-term best interests. Our ability to borrow under our revolving credit facility is subject to compliance with certain financial covenants, including leverage and fixed charge coverage ratios. Our revolving credit facility includes other restrictions that, among other things, limit our ability to incur indebtedness; grant liens; engage in mergers, consolidations and liquidations; make asset dispositions, restricted payments and investments; enter into transactions with affiliates; and amend, modify or prepay certain indebtedness. See “Description of Other Indebtedness—Senior Secured Revolving Credit Facility.” The indentures related to our senior notes, including the notes, contain limitations on our ability to effect mergers and change of control events, as well as limit our ability to create liens on our assets. See “Description of the Exchange Notes.”

Our failure to comply with these covenants could result in an event of default that, if not cured or waived, could result in the acceleration of all of our debts. We do not have sufficient working capital to satisfy our debt obligations in the event of an acceleration of all or a significant portion of our outstanding indebtedness.

The indenture for the notes may not provide protection against events or developments that may affect our ability to repay the notes or the trading prices for the notes.

The indenture governing the notes contains a covenant limiting the ability of CCA and the guarantors to incur liens on their assets to secure indebtedness, subject to certain exceptions, without equally and ratably securing the notes. This limitation is subject to a number of important exceptions.

The indenture governing the notes does not:

—

require us to maintain any financial ratios or specific levels of net worth, revenues, income, cash flow or liquidity and, accordingly, does not protect holders of the notes in the event that we experience material adverse changes in our financial condition or results of operations;

—	limit our ability to incur indebtedness;

—	restrict our ability to pay dividends, prepay indebtedness ranking junior to the notes or make investments; or

—

restrict our ability to engage in any acquisition or other transaction, other than our ability to merge or consolidate with, or sell all or substantially all of our assets to, another person without the surviving or transferring person (if other than CCA) assuming the obligations under the notes.

For these reasons, you should not consider the covenants in the indenture governing the notes as a significant factor in evaluating whether to invest in the notes. In addition, we are subject to periodic review by independent credit rating agencies. An increase in the level of our outstanding indebtedness, or other events that could have an adverse impact on our business, properties, financial condition, results of operations or prospects, may cause the rating agencies to downgrade our credit ratings generally, and the ratings on the notes, which could adversely impact the trading prices for, or the liquidity of, the notes. Any such downgrade could also adversely affect our cost of borrowing, limit our access to the capital markets or result in more restrictive covenants in future debt agreements.

Variable rate indebtedness subjects us to interest rate risk, which could cause our debt service obligations to increase significantly.

Borrowings under our revolving credit facility are at variable rates of interest and expose us to interest rate risk. As such, our results of operations are sensitive to movements in interest rates. There are many economic factors outside our control that have in the past and may, in the future, impact rates of interest including publicly announced indices that underlie the interest obligations related to a certain portion of our debt. Factors that impact interest rates include governmental monetary policies, inflation, recession, changes in unemployment, the money supply, international disorder and instability in domestic and foreign financial markets. If interest rates increase, our debt service obligations on the variable rate indebtedness would increase even though the amount borrowed remained the same, and our results of operations would be adversely impacted. Such increases in interest rates could have a material adverse effect on our financial condition and results of operations.

Servicing our indebtedness will require a significant amount of cash. Our ability to generate cash depends on many factors beyond our control.

Our ability to make payments on and to refinance our indebtedness and to fund planned capital expenditures will depend on our ability to generate cash in the future. This, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory, and other factors that are beyond our control.

The risk exists that our business will be unable to generate sufficient cash flow from operations or that future borrowings will not be available to us under our revolving credit facility in an amount sufficient to enable us to pay our indebtedness, including the notes, any new debt securities we issue, or to fund our other liquidity needs. We may need to refinance all or a portion of our indebtedness, including our senior notes, or new debt securities, on or before maturity. We may not, however, be able to refinance any of our indebtedness, including our revolving credit facility and our senior notes, or new debt securities on commercially reasonable terms or at all.

We are required to repurchase all or a portion of the notes upon a change of control.

Upon certain change of control events, as that term is defined in the indenture governing the notes, including a change of control caused by an unsolicited third party, we are required to make an offer in cash to repurchase all or any part of each holder’s notes at a repurchase price equal to 101% of the principal thereof, plus accrued interest. The source of funds for any such repurchase would be our available cash or cash generated from operations or other sources, including borrowings, sales of equity or funds provided by a new controlling person or entity. Sufficient funds may not be available to us, however, at the time of any change of control event to repurchase all or a portion of the tendered notes pursuant to this requirement. Our failure to offer to repurchase notes, or to repurchase notes tendered, following a change of control will result in a default under the indenture governing the notes, which could lead to a cross-default under our revolving credit facility and under the terms of other indebtedness. In addition, our revolving credit facility restricts our ability to make any such required repurchases. Prior to repurchasing the notes upon a change of control event, we must either repay outstanding indebtedness under our revolving credit facility or obtain the consent of the lenders under our revolving credit facility. If we do not obtain the required consents or repay our outstanding indebtedness under our revolving credit facility, we would remain effectively prohibited from offering to purchase the notes. See “Description of the Exchange Notes—Repurchase at the Option of Holders Upon a Change of Control.”

There is uncertainty about the meaning of the phrase “all or substantially all” under applicable laws in connection with determining whether a change of control has occurred.

One of the events that triggers our obligation to repurchase the notes upon a change in control is the sale of all or substantially all of our assets. The phrase “all or substantially all” as used in the indenture governing the notes varies according to the facts and circumstances of the subject transaction, has no clearly established meaning under the law that governs the indenture and is subject to judicial interpretation. In certain circumstances, there may be a degree of uncertainty in ascertaining whether a particular transaction would involve a disposition of “all or substantially all” of our assets, and therefore, it may be unclear as to whether a change of control has occurred and whether you have the right to require us to repurchase the notes.

Despite current indebtedness levels, we may still incur more debt.

The terms of our revolving credit facility restrict our ability to incur significant additional indebtedness. However, in the future we may refinance all or a portion of our indebtedness, including our revolving credit facility, and may incur additional indebtedness. As of March 31, 2013, we had $314.3 million of additional borrowing capacity available under our revolving credit facility. See “Description of Other Indebtedness—Senior Secured Revolving Credit Facility.”

In addition, we may issue an indeterminate amount of debt securities from time to time when we determine that market conditions and the opportunity to utilize the proceeds from the issuance of such debt securities are favorable. If new debt is added to our and our subsidiaries’ current debt levels, the related risks that we and they now face could intensify.

Our access to capital may be affected by general macroeconomic conditions.

Credit markets may tighten significantly such that our ability to obtain new capital will be more challenging and more expensive. We can provide no assurance that the banks that have made commitments under our revolving credit facility will continue to operate as a going concern in the future. If any of the banks in the lending group were to fail, it is possible that the capacity under the revolving credit facility would be reduced. In the event that the availability under the revolving credit facility was reduced significantly, we could be required to obtain capital from alternate sources in order to continue with our business and capital strategies. Our options for addressing such capital constraints would include, but not be limited to (i) delaying certain capital expenditure projects, (ii) obtaining commitments from the remaining banks in the lending group or from new banks to fund increased amounts under the terms of the revolving credit facility, or (iii) accessing the public capital markets. Such alternatives could be on terms less favorable than under existing terms, which could have a material effect on our consolidated financial position, results of operations, or cash flows.

The notes are effectively subordinated to our secured indebtedness and structurally subordinated to any future indebtedness of any non-guarantor subsidiaries.

The notes are unsecured and therefore are effectively subordinated to any of our secured indebtedness to the extent of the value of the collateral securing such indebtedness. As of March 31, 2013, our total secured indebtedness was $560.0 million. The indenture governing the notes permits us to incur additional secured indebtedness provided certain conditions are met. See “Description of the Exchange Notes—Certain Covenants—Limitations on Liens.” Consequently, in the event we are the subject of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding, the holders of any secured indebtedness will be entitled to the benefits of the collateral that secures the secured indebtedness, and the collateral will not be available for satisfaction of any amounts owed under our unsecured indebtedness, including the notes.

The notes will not be guaranteed by all of our subsidiaries. Accordingly, claims of holders of the notes will be structurally subordinate to the claims of creditors of these non-guarantor subsidiaries, including trade creditors. All obligations of our non-guarantor subsidiaries will have to be satisfied before any of the assets of such subsidiaries would be available for distribution, upon a liquidation or otherwise, to us or a guarantor of the notes. As of March 31, 2013, our non-guarantor subsidiaries had no indebtedness outstanding.

There are circumstances other than repayment or discharge of the notes under which the guarantees of the notes will be released automatically, without your consent or the consent of the trustee under the indenture governing the notes, and you may not realize any payment upon release of such guarantees.

The guarantee of a guarantor of the notes will be automatically released in connection with a sale of such guarantor in a transaction not prohibited by the indenture governing the notes or if a guarantor is released from its guarantee under all of our other indebtedness. See “Description of the Exchange Notes—Subsidiary Guarantees.” In addition, the creditors of such subsidiary and its subsidiaries will have an effectively senior claim on the assets of such subsidiary and its subsidiaries.

Federal and state statutes may allow courts, under specific circumstances, to void the notes or the guarantees and/or require holders of the notes to return payments received from us.

Under federal bankruptcy laws and comparable provisions of state fraudulent transfer laws, the notes and the guarantees, could be voided, or claims in respect of the notes and the guarantees could be subordinated to all of our other debt, if the issuance of the notes or a guarantee was found to have been made for less than reasonable equivalent value and we, at the time we incurred the indebtedness evidenced by the notes:

—	were insolvent or rendered insolvent by reason of such indebtedness;

—	were engaged in, or about to engage in, a business or transaction for which our remaining assets constituted unreasonably small capital; or

—	intended to incur, or believed that we would incur, debts beyond our ability to repay such debts as they mature.

A court might also void the issuance of the notes or a guarantee without regard to the above factors, if the court found that we issued the notes or the guarantors issued the guarantees with actual intent to hinder, delay or defraud our or their respective creditors.

A court would likely find that we or a guarantor did not receive reasonably equivalent value or fair consideration for the notes or the guarantees if we or a guarantor did not substantially benefit directly or indirectly from the issuance of the notes. If a court were to void the issuance of the notes or the guarantees, you would no longer have a claim against us or the guarantors. Sufficient funds to repay the notes may not be available from other sources, including the remaining guarantors, if any. In addition, the court might direct you to repay any amounts that you already received from us or the guarantors or, with respect to the notes or any guarantee.

In addition, any payment by us pursuant to the notes made at a time when we were subsequently found to be insolvent could be voided and required to be returned to us or to a fund for the benefit of our creditors if such payment is made to an insider within a one-year period prior to a bankruptcy filing or within 90 days for any outside party and such payment would give the creditors more than such creditors would have received in a liquidation under Title 11 of the United States Code, as amended (the “Bankruptcy Code”).

The measures of insolvency for purposes of these fraudulent and preferential transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent or preferential transfer has occurred. Generally, however, we would be considered insolvent if:

—	the sum of our debts, including contingent liabilities, were greater than the fair saleable value of all our assets;

—

the present fair saleable value of our assets were less than the amount that would be required to pay our probable liability on existing debts, including contingent liabilities, as they become absolute and mature; or

—	we could not pay our debts as they become due.

On the basis of historical financial information, recent operating history and other factors, we believe that, after giving effect our sale of the initial notes and the exchange offer, we will not be insolvent, will not have unreasonably small capital for the business in which we are engaged and will not have incurred debts beyond our ability to pay such debts as they mature. There can be no assurance, however, as to what standard a court would apply in making such determinations or that a court would agree with our conclusions in this regard. The indenture governing the notes contains a “savings clause,” which limits the liability of each guarantor on its guarantee to the maximum amount that such guarantor can incur without risk that its guarantee will be subject to avoidance as a fraudulent transfer. We cannot assure you that this limitation will protect such guarantees from fraudulent transfer challenges or, if it does, that the remaining amount due and collectible under the guarantees would suffice, if necessary, to pay the notes in full when due. Furthermore, in a recent case, Official Committee of Unsecured Creditors of TOUSA, Inc. v Citicorp North America, Inc., the U.S. Bankruptcy Court in the Southern District of Florida held that a savings clause similar to the savings clause that is included in the indenture governing the notes was unenforceable. As a result, the subsidiary guarantees were found to be fraudulent conveyances. The United States Court of Appeals for the Eleventh Circuit recently affirmed the liability findings of the Bankruptcy Court without ruling directly on the enforceability of savings clauses generally. If the TOUSA decision were followed by other courts, the risk that the guarantees would be deemed fraudulent conveyances would be significantly increased.

In addition, although each guarantee will contain a provision intended to limit that guarantor’s liability to the maximum amount that it could incur without causing the incurrence of obligations under its guarantee to be a fraudulent transfer, this provision may not be effective to protect those guarantees from being voided under fraudulent transfer law, or may reduce that guarantor’s obligation to an amount that effectively makes its guarantee worthless.

Finally, as a court of equity, the bankruptcy court may subordinate the claims in respect of the notes to other claims against us under the principle of equitable subordination, if the court determines that: (i) the holders of the notes engaged in some type of inequitable conduct; (ii) such inequitable conduct resulted in injury to our other creditors or conferred an unfair advantage upon the holder of the notes; and (iii) equitable subordination is not inconsistent with the provisions of the Bankruptcy Code.

If an active trading market does not develop for the notes, you may not be able to resell them.

There is no public market for the notes. If no active trading market develops, you may not be able to resell the notes at their fair market value or at all. Future trading prices of the notes will depend on many factors, including, among other things, prevailing interest rates, our operating results and the market for similar securities. We were informed by the initial purchasers in connection with the initial sale of the initial notes that they intended to make a market in the notes. However, such initial purchasers may cease their market-making at any time. We do not intend to apply for listing of the notes on any securities exchange. Moreover, if a market were to exist, the notes could trade at prices that may be lower than their initial offering price because of many factors, including, but not limited to:

—	prevailing interest rates on the markets for similar securities;

—	general economic conditions;

—	our financial condition, performance or prospects; and

—	the prospects for other companies in the same industry.

USE OF PROCEEDS

The exchange offer is intended to satisfy certain of our obligations under the registration rights agreement. We will not receive any proceeds from the issuance of the exchange notes. In exchange for issuing the exchange notes as contemplated in this exchange offer, we will receive initial notes in the same principal amount. The form and terms of the exchange notes are substantially identical in all material respects to the form and terms of the initial notes, except as described below under the heading “The Exchange Offer—Terms of the Exchange Offer.” The initial notes tendered in exchange for the exchange notes will be retired and cancelled and will not be reissued. Accordingly, issuance of the exchange notes will not result in any change in our outstanding indebtedness.

SELECTED HISTORICAL FINANCIAL DATA

The following tables present our selected historical financial data. The selected consolidated financial data as of December 31, 2012 and 2011, and for the three years ended December 31, 2012 are derived from our audited consolidated financial statements and the related notes thereto included in our Annual Report on Form 10-K for the year ended December 31, 2012, incorporated herein by reference. The selected consolidated financial data as of December 31, 2010, 2009 and 2008, and for the years ended December 31, 2009 and 2008, are derived from our audited consolidated financial statements and the related notes thereto not incorporated by reference into this prospectus, after any applicable reclassification of discontinued operations. The selected consolidated financial data as of March 31, 2013, and for the three months ended March 31, 2013 and 2012, are derived from our unaudited interim consolidated financial statements and the related notes thereto included in our Form 10-Q for the quarter ended March 31, 2013, incorporated herein by reference. In the opinion of our management, the unaudited interim consolidated financial statements reflect all normal recurring adjustments necessary for a fair presentation of this information. The results of operations for interim periods are not necessarily indicative of the results that may be expected for future quarters or for the year ending December 31, 2013.

You should read the following tables in conjunction with the financial statements, the related notes to those financial statements and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2012, and the financial statements, the related notes to those financial statements and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Form 10-Q for the quarter ended March 31, 2013, which are incorporated by reference in this prospectus.

	For the Years Ended December 31,					Unaudited Three Months Ended March 31,
(in thousands, except per share data)	2012	2011	2010	2009	2008	2013	2012
Operating Statement Data:

Total revenue	$1,759,885	$1,724,343	$1,663,317	$1,616,486	$1,528,666	$425,724	$435,305

Expenses:
Operating	1,252,184	1,190,873	1,151,163	1,122,414	1,065,220	307,530	315,534
General and administrative	88,935	91,227	84,148	86,537	80,308	31,232	21,840
Depreciation and amortization	113,933	108,216	103,710	99,747	89,548	27,630	28,387

Total expenses	1,455,052	1,390,316	1,339,021	1,308,698	1,235,076	366,392	365,761

Operating income	304,833	334,027	324,296	307,788	293,590	59,332	69,544

Other (income) expense:
Interest expense, net	58,363	72,940	71,127	72,780	59,404	12,566	16,890
Expenses associated with debt refinancing transactions	2,099	-	-	3,838	-	225	1,541
Other (income) expense	(338)	304	41	(139)	294	101	12

	60,124	73,244	71,168	76,479	59,698	12,892	18,443

Income from continuing operations before income taxes	244,709	260,783	253,128	231,309	233,892	46,440	51,101

Income tax (expense) benefit	(87,586)	(97,017)	(94,765)	(79,688)	(88,277)	134,652	(19,059)

Income from continuing operations	157,123	163,766	158,363	151,621	145,615	181,092	32,042

Income (loss) from discontinued operations, net of taxes	(362)	(1,256)	(1,170)	3,333	5,326	-	(362)

Net income	$156,761	$162,510	$157,193	$154,954	$150,941	$181,092	$31,680

	For the Years Ended December 31,					Unaudited Three Months Ended March 31,
	2012	2011	2010	2009	2008	2013	2012
Basic earnings per share:

Income from continuing operations	$1.58	$1.56	$1.41	$1.30	$1.17	$1.81	$0.32
Income (loss) from discontinued operations, net of taxes	-	(0.01)	(0.01)	0.03	0.04	-	-

Net income	$1.58	$1.55	$1.40	$1.33	$1.21	$1.81	$0.32

Diluted earnings per share:

Income from continuing operations	$1.56	$1.55	$1.40	$1.29	$1.16	$1.78	$0.32
Income (loss) from discontinued operations, net of taxes	-	(0.01)	(0.01)	0.03	0.04	-	-

Net income	$1.56	$1.54	$1.39	$1.32	$1.20	$1.78	$0.32

Dividends declared per share:	$0.60	-	-	-	-	$0.53	-

Weighted average common shares outstanding:
Basic	99,545	104,736	112,015	116,088	124,464	100,070	99,292
Diluted	100,623	105,535	112,977	117,290	126,250	101,835	100,086

	As of December 31,					As of March 31,
(in thousands)	2012	2011	2010	2009	2008	2013
Balance Sheet Data:
Total assets	$2,974,742	$3,019,631	$2,983,228	$2,905,743	$2,871,374	$2,936,375
Total debt	$1,111,545	$1,245,014	$1,156,568	$1,149,099	$1,192,922	$1,106,948
Total liabilities	$1,453,122	$1,611,609	$1,512,357	$1,463,197	$1,491,015	$1,274,473
Stockholders’ equity	$1,521,620	$1,408,022	$1,470,871	$1,442,546	$1,380,359	$1,661,902

THE EXCHANGE OFFER

Purpose and Effect of the Exchange Offer

We and the guarantors entered into a registration rights agreement with the initial purchasers with respect to the initial notes on the original issue date of such notes (the “Closing Date”), pursuant to which we agreed, for the benefit of the holders of the initial notes, that (i) we would use commercially reasonable efforts to file a registration statement (which we refer to as an exchange offer registration statement) with respect to a registered exchange offer (which we refer to as an exchange offer) to exchange the initial notes for new exchange notes having terms substantially identical in all material respects to the initial notes (except that the new exchange notes will not contain terms with respect to additional interest or transfer restrictions), (ii) we would use commercially reasonable efforts to cause the exchange offer registration statement to become effective, and (iii) we would use commercially reasonable efforts to consummate the exchange offer on or before the 270th day after the Closing Date.

Once the exchange offer registration statement has been declared effective, we will offer the exchange notes in exchange for surrender of the initial notes. We will keep the exchange offer open for at least 20 business days after the date that notice of the exchange offer is mailed to holders of the initial notes. For each initial note surrendered to us pursuant to the exchange offer, the holder who surrendered such initial note will receive an exchange note having a principal amount equal to that of the surrendered initial note. Interest on each exchange note will accrue from the last interest payment date on which interest was paid on the initial note surrendered in exchange therefor or, if no interest has been paid on such initial note, from the original issue date of such initial note.

In the event that: (1) applicable law or the applicable interpretations of the staff of the SEC do not permit us to effect the exchange offer, (2) for any other reason the exchange offer is not consummated within 270 days after the Closing Date, (3) under certain circumstances, certain holders of initial notes shall so request or (4) certain holders of initial notes are not eligible to participate in the exchange offer, we will, at our expense, (a) file with the SEC a shelf registration statement covering resales of the initial notes and use our commercially reasonable efforts to cause the shelf registration statement with respect to the initial notes to be declared effective and (b) use our commercially reasonable efforts to keep the shelf registration statement with respect to the initial notes effective until the earlier of the second anniversary of the effective date of such shelf registration statement and the date all initial notes covered by such shelf registration statement have been sold as contemplated in such shelf registration statement. We will, in the event of the filing of a shelf registration statement, provide to each holder of the initial notes with respect to which such shelf registration statement was filed copies of the prospectus which is a part of such shelf registration statement, notify each such holder when such shelf registration statement has become effective and take certain other actions as are required to permit unrestricted resales of such initial notes. A holder of initial notes that sells its initial notes pursuant to a shelf registration statement with respect to such initial notes generally (1) will be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, (2) will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and (3) will be bound by the provisions of the registration rights agreement that are applicable to such a holder (including certain indemnification rights and obligations thereunder). In addition, each holder of initial notes with respect to which such shelf registration statement was filed will be required to deliver information to be used in connection with such shelf registration statement and to provide comments on such shelf registration statement within the time periods set forth in the registration rights agreement applicable to the initial notes to have their initial notes included in such shelf registration statement and to benefit from the provisions regarding liquidated damages described in the following paragraph.

In the event that we do not consummate the exchange offer of the initial notes on or before the 270th day after the Closing Date, that we fail to comply with our obligation to file a shelf registration statement with respect to the initial notes, if required by the registration rights agreement, or other registration defaults contemplated by the registration rights agreement occur (collectively, “Registration Defaults” and each individually, a “Registration Default”), the interest rate borne by the initial notes for which a Registration Default occurs will be increased by 0.25 percent per annum for the first 90 day period and thereafter it will be increased by an additional 0.25 percent per annum for each 90 day period that elapses, provided that the aggregate increase in such annual interest rate may in no event exceed 1.00 percent per annum, until the cure of such Registration Defaults. Upon the cure of all of the Registration Defaults with respect to the initial notes for which a Registration Default occurs, the interest rate borne by the initial notes will be reduced to the original interest rate of the initial notes if we are otherwise in compliance with this paragraph; provided, however, that if, after any such reduction in interest rate, certain events occur with respect to a different Registration Default, the interest rate may again be increased pursuant to the foregoing provisions.

The registration rights agreement provides that we and the guarantors (1) shall make available for a period of up to 90 days after the exchange offer registration statement is declared effective by the SEC the prospectus contained in the exchange offer registration statement, as it may be amended or supplemented from time to time, to any broker-dealer for use in connection with any resale of the exchange notes and (2) shall pay all expenses incident to our performance of or compliance with the registration rights agreement (including the reasonable fees and disbursements of one counsel to the holders of the notes) and will jointly and severally indemnify the holders of the notes against certain liabilities, including liabilities under the Securities Act.

If you wish to exchange your initial notes for exchange notes in the exchange offer, you will be required to make the following written representations:

•	you are not our affiliate within the meaning of Rule 405 of the Securities Act;

•

you are not engaged in, and do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution (within the meaning of the Securities Act) of the exchange notes; and

•	you are acquiring the exchange notes in the ordinary course of your business.

Each broker-dealer that receives exchange notes for its own account in exchange for initial notes, where the broker-dealer acquired the initial notes as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. Please see “Plan of Distribution.”

This summary of certain provisions of the registration rights agreement does not purport to be complete and is subject to, and is qualified in its entirety by, the complete provisions of the registration rights agreement, a copy of which we will make available to holders of initial notes upon request.

Resale of Exchange Notes

Based on interpretations by the SEC set forth in no-action letters issued to third parties, we believe that you may resell or otherwise transfer exchange notes issued in the exchange offer without complying with the registration and prospectus delivery provisions of the Securities Act if:

•	you are not our affiliate within the meaning of Rule 405 of the Securities Act;

•	you do not have an arrangement or understanding with any person to participate in a distribution of the exchange notes; and

•	you are not engaged in, and do not intend to engage in, a distribution of the exchange notes; and

•	you are acquiring the exchange notes in the ordinary course of your business.

If you are our affiliate, or are engaging in, or intend to engage in, or have any arrangement or understanding with any person to participate in, a distribution of the exchange notes, or are not acquiring the exchange notes in the ordinary course of your business:

•

you cannot rely on the position of the SEC set forth in Morgan Stanley & Co. Incorporated (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the SEC’s letter to Shearman & Sterling, dated July 2, 1993, or similar no-action letters; and

•

in the absence of an exception from the position stated immediately above, you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the exchange notes.

This prospectus may be used for an offer to resell, resale or other transfer of exchange notes only as specifically set forth in this prospectus. With regard to broker-dealers, only broker-dealers that acquired the initial notes as a result of market-making activities or other trading activities may participate in the exchange offer. Each broker-dealer that receives exchange notes for its own account in exchange for initial notes, where such initial notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. Please read “Plan of Distribution” for more details regarding the transfer of exchange notes.

Terms of the Exchange Offer

Subject to the terms and conditions in this prospectus and in the letter of transmittal, we will issue $1,000 principal amount of exchange notes in exchange for each $1,000 principal amount of outstanding initial notes properly tendered pursuant to the exchange offer and not withdrawn prior to 5:00 p.m., New York City time, on the expiration date. Initial notes may be tendered only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The form and terms of the exchange notes will be substantially identical in all material respects to the form and terms of the initial notes except the exchange notes will be issued in an offering registered under the Securities Act, will not bear legends restricting their transfer and will not provide for any additional interest upon the occurrence of a Registration Default contemplated by the registration rights agreement. The exchange notes will evidence the same debt as the initial notes. The exchange notes will be issued under and entitled to the benefits of the indenture that authorized the issuance of the initial notes. For a description of the indenture, see “Description of the Exchange Notes.”

The exchange offer is not conditioned upon any minimum aggregate principal amount of initial notes being tendered for exchange.

As of the date of this prospectus, $350,000,000 in aggregate principal amount of the 4.625% senior notes due 2023 is outstanding. This prospectus and the letter of transmittal are being sent to all registered holders of initial notes. There will be no fixed record date for determining registered holders of initial notes entitled to participate in the exchange offer.

In connection with the exchange offer, neither the Maryland General Corporation Law nor the indenture governing the notes gives you any appraisal or dissenters’ rights nor any other right to seek monetary damages in court. We intend to conduct the exchange offer in accordance with the provisions of the registration rights agreement, the applicable requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC.

For all relevant purposes, we will be regarded as having accepted properly tendered initial notes if and when we give oral or written notice of our acceptance to the exchange agent. The exchange agent will act as agent for the surrendering holders of initial notes for the purposes of receiving the exchange notes from us. Subject to the terms of the registration rights agreement, we expressly reserve the right to amend or terminate the exchange offer and to refuse to accept for exchange any initial notes not previously accepted for exchange upon the occurrence of any of the conditions specified below under “—Conditions to the Exchange Offer.”

If you tender initial notes in the exchange offer, you will not be required to pay brokerage commissions or fees. In addition, subject to the instructions in the letter of transmittal, you will not have to pay transfer taxes for the exchange of initial notes. We will pay all charges and expenses, other than certain applicable taxes described under “—Fees and Expenses” below.

Expiration Date; Extensions; Amendments

As used in this prospectus, the term “expiration date” means 5:00 p.m., New York City time, on                 , 2013. However, if we, in our sole discretion, extend the period of time for which the exchange offer is open, the term “expiration date” will mean the latest time and date to which we shall have extended the expiration of such exchange offer.

We expressly reserve the right at any time or at various times to extend the period of time during which the exchange offer is open. Consequently, we may delay acceptance of any initial notes by giving oral or written notice of such extension to their holders. We will return any initial notes that we do not accept for exchange for any reason without expense to their tendering holder promptly after the expiration or termination of the exchange offer. To extend the period of time during which the exchange offer is open, we will notify the exchange agent of any extension by oral or written notice, followed by notification by press release or other public announcement no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

We expressly reserve the right to amend or terminate the exchange offer and to reject for exchange any initial notes not previously accepted for exchange, upon the occurrence of any of the conditions specified below under “—Conditions to the Exchange Offer.”

Any delay in acceptance, extension, termination or amendment will be promptly followed by a press release or other public announcement describing the delay in acceptance, extension, termination or amendment and disclosing the aggregate principal amount of initial notes tendered, if any, to the date of the press release. If the exchange offer is amended in a manner determined by us to constitute a material change, including the waiver of a material condition, we will promptly disclose that amendment by means of a prospectus supplement that will be distributed to the holders. We will also extend the exchange offer to the extent necessary to provide that at least five business days remain in the exchange offer following notice of the material change.

Conditions to the Exchange Offer

Despite any other term of the exchange offer, we will not be required to accept for exchange, or exchange the exchange notes for, any initial notes, and we may terminate the exchange offer as provided in this prospectus before the acceptance of those initial notes if, in our judgment, the exchange offer or the making of any exchange by a holder of exchange notes would violate applicable law or any applicable interpretation of the staff of the SEC.

In addition, we will not be obligated to accept for exchange the initial notes of any holder that has not made to us the representations described under “—Purpose and Effect of the Exchange Offer,” “—Acceptance of Tendered Initial Notes” and “Plan of Distribution” and such other representations as may be reasonably necessary under applicable SEC rules, regulations or interpretations to allow us to use an appropriate form to register the initial notes under the Securities Act of 1933.

These conditions are for our sole benefit and we may assert these rights regardless of the circumstances giving rise to any of these conditions. We may waive these conditions in our reasonable discretion in whole or in part at any time and from time to time. If we fail at any time to exercise any of the above rights, the failure will not be deemed a waiver of these rights, and these rights will be deemed ongoing rights which may be asserted at any time and from time to time.

In addition, we will not accept for exchange any initial notes tendered, and will not issue exchange notes in exchange for any such initial notes, if at such time any stop order has been threatened or is in effect with respect to the exchange offer registration statement of which this prospectus constitutes a part or the qualification of the Indenture relating to the notes under the Trust Indenture Act of 1939.

Procedures for Tendering

To tender your initial notes in the exchange offer, you must comply with either of the following:

•

complete, sign and date the letter of transmittal, or a facsimile of the letter of transmittal, have the signature(s) on the letter of transmittal guaranteed if required by the letter of transmittal and mail or deliver such letter of transmittal or facsimile thereof to the exchange agent at the address set forth below under “— Exchange Agent” prior to the expiration date; or

•	comply with DTC’s Automated Tender Offer Program procedures described below.

In addition, either:

•	the exchange agent must receive certificates for initial notes along with the letter of transmittal prior to the expiration date;

•

the exchange agent must receive a timely confirmation of book-entry transfer of initial notes into the exchange agent’s account at DTC according to the procedures for book-entry transfer described below or a properly transmitted agent’s message prior to the expiration date; or

•	you must comply with the guaranteed delivery procedures described below.

Your tender, if not withdrawn prior to the expiration date, constitutes an agreement between us and you upon the terms and subject to the conditions described in this prospectus and in the letter of transmittal.

The method of delivery of initial notes, the letter of transmittal and all other required documents to the exchange agent is at your election and risk. We recommend that instead of delivery by mail, you use an overnight or hand delivery service, properly insured. In all cases, you should allow sufficient time to assure timely delivery to the exchange agent before the expiration date. You should not send the letter of transmittal or certificates representing initial notes to us. You may request that your broker, dealer, commercial bank, trust company or nominee effect the above transactions for you.

If you are a beneficial owner whose initial notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your initial notes, you should promptly contact the registered holder and instruct the registered holder to tender on your behalf. If you wish to tender the initial notes yourself, you must, prior to completing and executing the letter of transmittal and delivering your initial notes, either:

•	make appropriate arrangements to register ownership of the initial notes in your name; or

•	obtain a properly completed bond power from the registered holder of initial notes.

The transfer of registered ownership may take considerable time and may not be able to be completed prior to the expiration date.

Signatures on the letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by a member firm of a registered national securities exchange or of the Financial Industry Regulatory Authority, Inc., a commercial bank or trust company having an office or correspondent in the United States or another “eligible guarantor institution” within the meaning of Rule 17A(d)-15 under the Exchange Act unless the initial notes surrendered for exchange are tendered:

•	by a registered holder of the initial notes who has not completed the box entitled “Special Registration Instructions” or “Special Delivery Instructions” on the letter of transmittal; or

•	for the account of an eligible guarantor institution.

If the letter of transmittal is signed by a person other than the registered holder of any initial notes listed on the initial notes, such initial notes must be endorsed or accompanied by a properly completed bond power. The bond power must be signed by the registered holder as the registered holder’s name appears on the initial notes, and an eligible guarantor institution must guarantee the signature on the bond power.

If the letter of transmittal, any certificates representing initial notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, those persons should also indicate when signing and, unless waived by us, they should also submit evidence satisfactory to us of their authority to so act.

The exchange agent and DTC have confirmed that any financial institution that is a participant in DTC’s system may use DTC’s Automated Tender Offer Program to tender initial notes. Participants in the program may, instead of physically completing and signing the letter of transmittal and delivering it to the exchange agent, electronically transmit their acceptance of the exchange by causing DTC to transfer the initial notes to the exchange agent in accordance with DTC’s Automated Tender Offer Program procedures for transfer. DTC will then send an agent’s message to the exchange agent. The term “agent’s message” means a message transmitted by DTC, received by the exchange agent and forming part of the book-entry confirmation, which states that:

•	DTC has received an express acknowledgment from a participant in its Automated Tender Offer Program that is tendering initial notes that are the subject of the book-entry confirmation;

•

the participant has received and agrees to be bound by the terms of the letter of transmittal, or in the case of an agent’s message relating to guaranteed delivery, that such participant has received and agrees to be bound by the notice of guaranteed delivery; and

•	we may enforce that agreement against such participant. DTC is referred to herein as a “book-entry transfer facility.”

Acceptance of Tendered Initial Notes

In all cases, we will promptly issue exchange notes for initial notes that we have accepted for exchange under the exchange offer only after the exchange agent timely receives:

•	initial notes or a timely book-entry confirmation of such initial notes into the exchange agent’s account at the book-entry transfer facility; and

•	properly completed and duly executed letter of transmittal and all other required documents or a properly transmitted agent’s message.

By tendering initial notes pursuant to the exchange offer, you will represent to us that, among other things:

•	you are not our affiliate within the meaning of Rule 405 of the Securities Act;

•

you are not engaged in, and do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution (within the meaning of the Securities Act) of the exchange notes; and

•	you are acquiring the exchange notes in the ordinary course of your business.

In addition, each broker-dealer that is to receive exchange notes for its own account in exchange for initial notes must represent that such initial notes were acquired by that broker-dealer as a result of market-making activities or other trading activities and must acknowledge that it will deliver a prospectus that meets the requirements of the Securities Act in connection with any resale of the exchange notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. See “Plan of Distribution.”

We will interpret the terms and conditions of the exchange offer, including the letter of transmittal and the instructions to the letter of transmittal, and will resolve all questions as to the validity, form, eligibility, including time of receipt and acceptance of initial notes tendered for exchange. Our determinations in this regard will be final and binding on all parties. We reserve the absolute right to reject any and all tenders of any particular initial notes not properly tendered or to not accept any particular initial notes if the acceptance might, in our or our counsel’s judgment, be unlawful. We also reserve the absolute right to waive any defects or irregularities as to any particular initial notes prior to the expiration date.

Unless waived, any defects or irregularities in connection with tenders of initial notes for exchange must be cured within the time period we determine. Although we intend to notify holders of defects or irregularities in connection with tenders of initial notes, neither we, the exchange agent nor anyone else will incur any liability for any failure to give such notice. Any initial notes received by the exchange agent that are not properly tendered and as to which the irregularities have not been cured or waived will be returned by the exchange agent to the tendering holder, unless otherwise provided in the letter of transmittal, promptly after the expiration date.

Book-Entry Delivery Procedures

Promptly after the date of this prospectus, the exchange agent will establish an account with respect to the initial notes at DTC and, as the book-entry transfer facility, for purposes of the exchange offer. Any financial institution that is a participant in the book-entry transfer facility’s system may make book-entry delivery of the initial notes by causing the book-entry transfer facility to transfer those initial notes into the exchange agent’s account at the facility in accordance with the facility’s procedures for such transfer. To be timely, book-entry delivery of initial notes requires receipt of a confirmation of a book-entry transfer, a “book-entry confirmation,” prior to the expiration date. In addition, although delivery of initial notes may be effected through book-entry transfer into the exchange agent’s account at the book-entry transfer facility, the letter of transmittal or a manually signed facsimile thereof, together with any required signature guarantees and any other required documents, or an “agent’s message,” as defined below, in connection with a book-entry transfer, must, in any case, be delivered or transmitted to and received by the exchange agent at its address set forth on the cover page of the letter of transmittal prior to the expiration date to receive exchange notes for tendered initial notes, or the guaranteed delivery procedure described below must be complied with. Tender will not be deemed made until such documents are received by the exchange agent. Delivery of documents to the book-entry transfer facility does not constitute delivery to the exchange agent.

Holders of initial notes who are unable to deliver confirmation of the book-entry tender of their initial notes into the exchange agent’s account at the book-entry transfer facility or all other documents required by the letter of transmittal to the exchange agent on or prior to the expiration date must tender their initial notes according to the guaranteed delivery procedures described below.

Guaranteed Delivery Procedures

If you wish to tender your initial notes but your initial notes are not immediately available or you cannot deliver your initial notes, the letter of transmittal or any other required documents to the exchange agent or comply with the procedures under DTC’s Automatic Tender Offer Program in the case of initial notes, prior to the expiration date, you may still tender if:

•	the tender is made through an eligible guarantor institution;

•

prior to the expiration date, the exchange agent receives from such eligible guarantor institution either a properly completed and duly executed notice of guaranteed delivery, by facsimile transmission, mail, or hand delivery or a properly transmitted agent’s message and notice of guaranteed delivery, that (1) sets forth your name and address, the certificate number(s) of such initial notes and the principal amount of initial notes tendered; (2) states that the tender is being made thereby; and (3) guarantees that, within three New York Stock Exchange trading days after the expiration date, the letter of transmittal, or facsimile thereof, together with the initial notes or a book-entry confirmation, and any other documents required by the letter of transmittal, will be deposited by the eligible guarantor institution with the exchange agent; and

•

the exchange agent receives the properly completed and executed letter of transmittal or facsimile thereof, as well as certificate(s) representing all tendered initial notes in proper form for transfer or a book-entry confirmation of transfer of the initial notes into the exchange agent’s account at DTC and all other documents required by the letter of transmittal within three New York Stock Exchange trading days after the expiration date.

Upon request, the exchange agent will send to you a notice of guaranteed delivery if you wish to tender your initial notes according to the guaranteed delivery procedures.

Withdrawal Rights

Except as otherwise provided in this prospectus, you may withdraw your tender of initial notes at any time prior to 5:00 p.m., New York City time, on the expiration date.

For a withdrawal to be effective:

•	the exchange agent must receive a written notice, which may be by telegram, telex, facsimile or letter, of withdrawal at its address set forth below under “—Exchange Agent”; or

•	you must comply with the appropriate procedures of DTC’s Automated Tender Offer Program system.

Any notice of withdrawal must:

•	specify the name of the person who tendered the initial notes to be withdrawn;

•	identify the initial notes to be withdrawn, including the certificate numbers and principal amount of the initial notes; and

•	where certificates for initial notes have been transmitted, specify the name in which such initial notes were registered, if different from that of the withdrawing holder.

If certificates for initial notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of such certificates, you must also submit:

•	the serial numbers of the particular certificates to be withdrawn; and

•	a signed notice of withdrawal with signatures guaranteed by an eligible institution unless you are an eligible guarantor institution.

If initial notes have been tendered pursuant to the procedures for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at the book-entry transfer facility to be credited with the withdrawn initial notes and otherwise comply with the procedures of the facility. We will determine all questions as to the validity, form and eligibility, including time of receipt of notices of withdrawal, and our determination will be final and binding on all parties. Any initial notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any initial notes that have been tendered for exchange but that are not exchanged for any reason will be returned to their holder, without cost to the holder, or, in the case of book-entry transfer, the initial notes will be credited to an account at the book-entry transfer facility, promptly after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn initial notes may be retendered by following the procedures described under “—Procedures for Tendering” above at any time on or prior to the expiration date.

Exchange Agent

U.S. Bank National Association has been appointed as the exchange agent for the exchange offer. You should direct all executed letters of transmittal and all questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for notices of guaranteed delivery to the exchange agent addressed as follows:

By Registered, Certified	By Facsimile	By Overnight Courier or
or Regular Mail:	(eligible institutions only):	Hand Delivery:
U.S. Bank National Association	651-466-7372	U.S. Bank
U.S. Bank		Corporate Trust Services
Corporate Trust Services	Telephone Inquiries:	60 Livingston Avenue
60 Livingston Avenue	800-934-6802	1st Fl – Bond Drop Window
St. Paul, Minnesota 55107		St. Paul, Minnesota 55107
Attention: Specialized Finance

If you deliver the letter of transmittal to an address other than the one set forth above or transmit instructions via facsimile to a number other than the one set forth above, that delivery or those instructions will not be effective.

Fees and Expenses

The registration rights agreement provides that we will bear all expenses in connection with the performance of our obligations relating to the registration of the exchange notes and the conduct of the exchange offer. These expenses include registration and filing fees, accounting and legal fees and printing costs, among others. We will pay the exchange agent reasonable and customary fees for its services and reasonable out-of-pocket expenses. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for customary mailing and handling expenses incurred by them in forwarding this prospectus and related documents to their clients that are holders of initial notes and for handling or tendering for such clients.

We have not retained any dealer-manager in connection with the exchange offer and will not pay any fee or commission to any broker, dealer, nominee or other person, other than the exchange agent, for soliciting tenders of initial notes pursuant to the exchange offer.

We will pay any transfer taxes applicable to the exchange of the initial notes. If, however, a transfer tax is imposed for any reason other than the exchange, then the amount of any transfer taxes will be payable by the person surrendering the initial notes. If you do not submit satisfactory evidence of payment of taxes or of an exemption in the letter of transmittal, the amount of those transfer taxes will be billed directly to you.

Accounting Treatment

We will record the exchange notes at the same carrying value as the initial notes as reflected in our accounting records on the date of exchange. Therefore, we will not recognize a gain or loss for accounting purposes in connection with the exchange offer. Payments made to other third parties will be expensed as incurred in accordance with generally accepted accounting principles.

Consequence of Failure to Exchange

If you do not exchange your initial notes for exchange notes in the exchange offer, you will remain subject to the existing restrictions on transfer of the initial notes. In general, you may not offer or sell the initial notes unless the offer or sale is either registered under the Securities Act or exempt from registration under the Securities Act and applicable state securities laws. Except as required by the registration rights agreement, we do not intend to register resales of the initial notes under the Securities Act.

Additionally, we expect that, following the consummation of the exchange offer, the trading market for the initial notes will be negatively affected because of the limited amount of initial notes expected to remain outstanding. See “Risk Factors” for more information about the risks of not participating in the exchange offer.

Other

You do not have to participate in the exchange offer. You should carefully consider whether to accept the terms and conditions of the exchange offer. We urge you to consult your financial and tax advisors in deciding what action to take with respect to the exchange offer.

We may in the future seek to acquire untendered initial notes through redemptions, in open market or privately negotiated transactions, through a subsequent exchange offer or otherwise. We have no present plans to acquire any initial notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any untendered initial notes.

DESCRIPTION OF OTHER INDEBTEDNESS

Senior Secured Revolving Credit Facility

We maintain a senior secured revolving credit facility pursuant to that certain amended and restated credit agreement, by and among us, the banks and other financial institutions party thereto, Bank of America, N.A., as Administrative Agent, and certain other agents and arrangers, as amended from time to time (the “Revolving Credit Agreement”). The revolving credit facility provided pursuant to the Revolving Credit Agreement (the “Revolving Credit Facility”) has an aggregate principal capacity of $900.0 million and has an “accordion” feature that provides for uncommitted incremental extensions of credit in the form of increases in the revolving commitments or incremental term loans in an aggregate principal amount up to an additional $100.0 million. The Revolving Credit Facility matures on December 29, 2017.

At our option, interest on outstanding borrowings of the Revolving Credit Facility is based on either a base rate plus a margin ranging from 0.25% to 1.00% or a London Interbank Offered Rate (“LIBOR”) plus a margin of 1.25% to 2.00%, depending on our leverage ratio. Commitment fees on the unused portion of the Revolving Credit Facility range from 0.25% to 0.40%, depending on our leverage ratio. Based on our current leverage ratio, loans under the Revolving Credit Facility currently bear interest at the base rate plus a margin of 0.50% or at LIBOR plus a margin of 1.50%, and a commitment fee accrues at 0.30% of the unused balance. As of March 31, 2013, we had $560.0 million of outstanding borrowings under the Revolving Credit Facility as well as $25.7 million in outstanding letters of credit.

The Revolving Credit Facility has a $30.0 million sublimit for swing line loans that enables us to borrow from Bank of America, N.A. on short notice at the base rate. The Revolving Credit Facility also has a $50.0 million sublimit for the issuance of standby letters of credit.

The Revolving Credit Facility is secured by a pledge of all of the capital stock of our domestic subsidiaries, 65% of the capital stock of our foreign subsidiaries, all of our accounts receivable and all of our deposit accounts.

The Revolving Credit Facility requires us to meet certain financial covenants, including, without limitation, a maximum total leverage ratio, a maximum secured leverage ratio, and a minimum fixed charge coverage ratio. As of March 31, 2013, we were in compliance with all such covenants. In addition, the Revolving Credit Facility contains certain covenants that, among other things, limit the incurrence of additional indebtedness, acquisitions and other investments, payment of dividends and other customary restricted payments, transactions with affiliates, asset sales, mergers and consolidations, liquidations, prepayments and modifications of other indebtedness, liens and other encumbrances and other matters customarily restricted in such agreements. The loans outstanding under the Revolving Credit Facility are subject to acceleration upon the occurrence of a change of control. In addition, the Revolving Credit Facility is subject to certain cross-default provisions with respect to our other indebtedness.

Other Unsecured Senior Notes

4.125% Senior Notes due 2020

Interest on the $325.0 million aggregate principal amount of our 4.125% unsecured senior notes (the “2020 notes”) issued on April 4, 2013 in a private placement accrues at the stated rate and is payable on April 1 and October 1 of each year, commencing October 1, 2013. The 2020 notes mature on April 1, 2020. At any time prior to January 1, 2020, we may redeem all or part of the 2020 notes at a “make whole” redemption price. At any time thereafter we may redeem all or part of the 2020 notes at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date.

DESCRIPTION OF THE EXCHANGE NOTES

The initial notes were, and the exchange notes will be, issued under an indenture (the “Indenture”) among CCA, the Guarantors and U.S. Bank National Association, as trustee (the “trustee”). The terms of the notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

The exchange notes will be treated as a single series of debt securities. Holders of the exchange notes and the initial notes will vote as one series under the Indenture governing the notes.

You can find the definitions of certain terms used in this description under the subheading “—Certain Definitions.” In this description, the word “CCA” refers only to Corrections Corporation of America and not to any of its Subsidiaries and the word “Notes” refers to the initial notes issued on April 4, 2013 and the exchange notes to be issued in the exchange offer.

The following description is a summary of the material provisions of the Indenture and the Notes. It does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Indenture. We urge you to read the Indenture because the Indenture, and not this description, defines your rights as Holders of the Notes. Certain defined terms used in this description but not defined below under “—Certain Definitions” have the meanings assigned to them in the Indenture.

Anyone who receives this prospectus may obtain a copy of the Indenture without charge by writing to Corrections Corporation of America, 10 Burton Hills Boulevard, Nashville, Tennessee 37215, Attention: Investor Relations.

Brief Description of the Notes and the Subsidiary Guarantees

The Notes

The Notes:

•	will be general unsecured obligations of CCA;

•	will be equal in right of payment with each other and with all existing and future unsecured senior Indebtedness of CCA;

•	will be senior in right of payment to any future subordinated Indebtedness of CCA; and

•	will be guaranteed by the Guarantors.

However, the Notes will be effectively subordinated to all secured indebtedness, including borrowings under the Credit Agreement, which is secured by a pledge of the Capital Stock of CCA’s Domestic Subsidiaries and 65% of the Capital Stock of CCA’s “first-tier” foreign subsidiaries and all of the accounts receivable and deposit accounts of CCA and its Domestic Subsidiaries, to the extent of the value of the collateral therefor.

The Subsidiary Guarantees

The Notes will be guaranteed by all of CCA’s existing Domestic Subsidiaries (as defined) and future subsidiaries that execute guarantees in accordance with the terms of the Indenture as described in “—Certain Covenants—Additional Subsidiary Guarantees.”

Each Subsidiary Guarantee of the Notes:

•	will be a general senior unsecured obligation of such Guarantor;

•	will be equal in right of payment with each other and to all existing and future senior unsecured Indebtedness of that Guarantor;

•	will be senior in right of payment to any future subordinated Indebtedness of that Guarantor; and

•

will be effectively subordinate to any obligations of such Guarantor under any existing or future secured indebtedness (including obligations under our Credit Agreement), to the extent of the value of the collateral securing such obligations.

Not all of CCA’s existing Subsidiaries will guarantee the Notes. In the event of a bankruptcy, liquidation or reorganization of any of these non-guarantor Subsidiaries, the non-guarantor Subsidiaries will pay the holders of their debt and their trade creditors before they will be able to distribute any of their assets to CCA.

Principal, Maturity and Interest

The Notes will mature on May 1, 2023. CCA may issue additional Notes under the Indenture from time to time in one or a series of transactions, without the consent of Holders of the Notes. The Notes and any additional notes subsequently issued under the Indenture will be treated as a single class for all purposes under the Indenture, including, without limitation, redemption of the Notes, offers to purchase the Notes and the percentage of Notes required to consent to waivers of provisions of, and amendments to, the Indenture. The Indenture provides that CCA will issue the Notes in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Interest on the Notes will accrue at the rate of 4.625% per annum and will be payable semi-annually in arrears on May 1 and November 1 of each year, commencing on November 1, 2013. We will make each interest payment to the holders of record with respect to the Notes on the close of business on the immediately preceding April 15 and October 15.

Interest on the Notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Methods of Receiving Payments on the Notes

If a Holder of Notes has given wire transfer instructions to CCA, CCA will pay all principal, interest and premium, if any, on that Holder’s Notes in accordance with those instructions. All other payments on the Notes will be made at the office or agency of the paying agent and registrar within the City and State of New York unless CCA elects to make interest payments by check mailed to the Holders at their address set forth in the register of Holders.

Paying Agent and Registrar for the Notes

The trustee will initially act as paying agent and registrar for the Notes. CCA may change the paying agent or registrar for the Notes without prior notice to the Holders of the Notes, and CCA or any of its Subsidiaries may act as paying agent or registrar under the Notes.

Transfer and Exchange

A Holder may transfer or exchange Notes in accordance with the Indenture. The registrar and the trustee may require a Holder to furnish appropriate endorsements and transfer documents in connection with a transfer of Notes. Holders will be required to pay all taxes due on transfer. CCA will not be required to transfer or exchange any Note selected for redemption. Also, CCA will not be required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.

Subsidiary Guarantees

The Notes will be guaranteed by each of CCA’s current and future Domestic Subsidiaries that are guarantors of a Credit Facility of CCA or any other Guarantor. These Subsidiary Guarantees will be joint and several obligations of the Guarantors. The obligations of each Guarantor under a Subsidiary Guarantee will be limited as necessary to prevent such Subsidiary Guarantee from constituting a fraudulent conveyance under applicable law or a violation of State law prohibiting shareholder distributions by an insolvent subsidiary. See “Risk Factors—Risks Related to the Exchange Notes—The notes are effectively subordinated to our secured indebtedness and structurally subordinated to any future indebtedness of any non-guarantor subsidiaries.”

The Subsidiary Guarantee of a Guarantor will be released:

(1) in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) a Subsidiary of CCA;

(2) in connection with any sale or other disposition of all of the Capital Stock of a Guarantor to a Person that is not (either before or after giving effect to such transactions) a Subsidiary of CCA;

(3) with respect to the Notes upon Legal Defeasance or Covenant Defeasance of the Notes, as described in “—Legal Defeasance and Covenant Defeasance”; or

(4) if such Guarantor is released from its guarantee under all of the Credit Facilities of CCA or another Guarantor (including as a result of such Credit Facilities ceasing to be outstanding).

Optional Redemption

At any time before February 1, 2023, the Notes are redeemable at our election, in whole or in part, at any time at a redemption price equal to the greater of:

(1) 100% of the aggregate principal amount of the Notes to be redeemed then outstanding; and

(2) as determined by an Independent Investment Banker, the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed (not including any portion of such payments of interest accrued to the date of redemption) discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate for the Notes, plus 50 basis points;

plus, in either of the above cases, accrued and unpaid interest to the date of redemption on the notes to be redeemed.

On or after February 1, 2023, the Notes are redeemable at our election, in whole or in part, at a redemption price equal to 100% of the aggregate principal amount of Notes to be redeemed plus accrued and unpaid interest thereon to, but not including, the redemption date.

If the optional redemption date is on or after an interest record date and on or before the related interest payment date, the accrued and unpaid interest, if any, will be paid to the person in whose name the Note is registered at the close of business on such record date.

Unless CCA defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the Notes or portions thereof called for redemption. Notes called for redemption become due on the date fixed for redemption.

Selection and Notice

If less than all of the Notes are to be redeemed at any time, the trustee will select Notes for redemption as follows:

(1) if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed; or

(2) if the Notes are not listed on any national securities exchange, on a pro rata basis unless otherwise required by law.

No Notes of $2,000 or less can be redeemed in part. Notices of redemption will be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture. Notices of redemption may not be conditional.

If any Note is to be redeemed in part only, the notice of redemption that relates to that Note will state the portion of the principal amount of that Note that is to be redeemed. A new Note in principal amount equal to the unredeemed portion of the original Note will be issued in the name of the Holder of Notes upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption.

Mandatory Redemption

CCA is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

Repurchase at the Option of Holders Upon a Change of Control

Upon the occurrence of a Change of Control, CCA will make an offer (a “Change of Control Offer”) to each Holder of Notes to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that Holder’s Notes at a purchase price in cash equal to 101% of the aggregate principal amount of the Notes repurchased plus accrued and unpaid interest, if any, on the Notes repurchased to the date of purchase (the “Change of Control Payment”). Within 10 business days following any Change of Control, CCA will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the Change of Control Payment Date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the Indenture and described in such notice. CCA will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the Indenture, CCA will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the Indenture by virtue of such conflict.

On the Change of Control Payment Date, CCA will, to the extent lawful:

(1) accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;

(2) deposit with the paying agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

(3) deliver or cause to be delivered to the trustee the Notes properly accepted together with an officers’ certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by CCA.

The paying agent will promptly mail to each Holder of Notes properly tendered the Change of Control Payment for such Notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each new Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.

CCA will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the Holders of the Notes to require that CCA repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

CCA will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by CCA and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer.

The definition of Change of Control includes a phrase relating to the direct or indirect sale, transfer, conveyance or other disposition of “all or substantially all” of the properties or assets of CCA and its Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder of Notes to require CCA to repurchase its Notes as a result of a sale, transfer, conveyance or other disposition of less than all of the assets of CCA and its Subsidiaries taken as a whole to another Person or group may be uncertain.

The Credit Agreement contains, and other Indebtedness of CCA may contain, prohibitions on, or an event of default arising from, the occurrence of events that would constitute a Change of Control or require that Indebtedness be repurchased upon a Change of Control. Moreover, the exercise by the Holders of their right to require CCA to repurchase the Notes upon a Change of Control would cause a default under the Credit Agreement and may do so under other Indebtedness even if the Change of Control itself does not.

If a Change of Control Offer occurs, there can be no assurance that CCA will have available funds sufficient to make the Change of Control Payment for all of the Notes that might be delivered by Holders seeking to accept the Change of Control Offer. In the event CCA is required to purchase outstanding Notes pursuant to a Change of Control Offer, CCA expects that it would seek third-party financing to the extent it does not have available funds to meet its purchase obligations and any other obligations in respect of its other indebtedness. However, there can be no assurance that CCA would be able to obtain necessary financing. See “Risk Factors—Risks Related to the Exchange Notes—We are required to repurchase all or a portion of the notes upon a change of control.”

Certain Covenants

Limitations on Liens

CCA will not, and will not permit any of its Subsidiaries to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien (other than Permitted Liens) upon any of their Principal Properties, now owned or hereafter acquired, securing Indebtedness, unless all payments due under the Indenture and the Notes are secured on an equal and ratable basis with the obligations so secured until such time as such obligations are no longer secured by a Lien.

Reports

Whether or not required by the SEC, so long as any Notes are outstanding, CCA will furnish to the trustee and the Holders of Notes that are outstanding, within 5 days of the time periods specified in the SEC’s rules and regulations:

(1) all quarterly and annual financial and other information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if CCA were required to file such Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by CCA’s certified independent accountants; and

(2) all current reports that would be required to be filed with the SEC on Form 8-K if CCA were required to file such reports.

Notwithstanding the foregoing, CCA will be deemed to have furnished any information or reports specified in the immediately preceding paragraph, upon CCA’s filing with the SEC of its required reports within the time periods specified in the SEC’s rules and regulations and such information and or reports are publicly available.

In addition, whether or not required by the SEC, CCA will file a copy of all of the information and reports referred to in clauses (1) and (2) above with the SEC for public availability within the time periods specified in the SEC’s rules and regulations (unless the SEC will not accept such a filing) and make such information available to prospective investors upon request. In addition, CCA and the Guarantors have agreed that, for so long as any Notes remain outstanding, they will furnish to the Holders and to prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act, if any such information is required to be delivered.

Additional Subsidiary Guarantees

If any Subsidiary of CCA that is not a Guarantor enters into a Guarantee of a Credit Facility of CCA or another Guarantor, that Subsidiary will become a Guarantor of the Notes and will execute a supplemental indenture with respect to the Indenture and deliver an opinion of counsel satisfactory to the trustee within ten business days of the date on which it was acquired or created.

Merger, Consolidation or Sale of Assets

CCA shall not, in a single transaction or a series of related transactions, consolidate with or merge with or into any other Person or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets to any Person or group of affiliated Persons, or permit any of its Subsidiaries to enter into any such transaction or transactions if such transaction or transactions, in the aggregate, would result in an assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of CCA and its Subsidiaries taken as a whole to any other Person or group of affiliated Persons, unless at the time and after giving effect thereto:

(1) either: (a) CCA or any Subsidiary is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than CCA or any Subsidiary) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

(2) the Person formed by or surviving any such consolidation or merger (if other than CCA or any Subsidiary) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of CCA under the Notes and the Indenture pursuant to agreements reasonably satisfactory to the trustee; and

(3) immediately after such transaction no Default or Event of Default exists.

The covenant described under this caption “Merger, Consolidation or Sale of Assets” will not apply to: (i) a sale, assignment, transfer, conveyance or other disposition of assets between or among CCA and any of its Subsidiaries; (ii) any merger of a Subsidiary into CCA or another Subsidiary; (iii) any merger of CCA into a wholly-owned Subsidiary created for the purpose of holding the Equity Interests of CCA; or (iv) a merger between CCA and a newly-created Affiliate incorporated solely for the purpose of reincorporating CCA in another State of the United States.

Events of Default and Remedies

The Indenture provides that any of the following will constitute an Event of Default with respect to the Notes:

(1) default for 30 days in the payment when due of interest on the Notes;

(2) default in payment when due of the principal of, or premium, if any, on the Notes;

(3) failure by CCA to comply with the provisions described under the captions “—Repurchase at the Option of Holders Upon a Change of Control,” or “—Certain Covenants—Merger, Consolidation or Sale of Assets” with respect to the Notes;

(4) failure by CCA or any Guarantor for 60 consecutive days after notice to comply with any of the other agreements in the Indenture;

(5) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by CCA or any Guarantor (or the payment of which is guaranteed by CCA or any Guarantor) whether such Indebtedness or guarantee now exists, or is created after the Issue Date, if that default:

(a) is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a “Payment Default”); or

(b) results in the acceleration of such Indebtedness prior to its express maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $50.0 million or more;

(6) failure by CCA or any Guarantor to pay final judgments aggregating in excess of $50.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;

(7) except as permitted by the Indenture, any Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee; and

(8) certain events of bankruptcy or insolvency described in the Indenture with respect to CCA or any Subsidiary that is a Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary.

In the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to CCA, or any Subsidiary that is a Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default with respect to the Notes occurs and is continuing, the trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all Notes to be due and payable immediately.

Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the trustee in its exercise of any trust or power. The trustee may withhold from Holders of Notes notice of any continuing Default or Event of Default with respect to the Notes if it determines that withholding such notice is in their interest, except a Default or Event of Default relating to the payment of principal, premium or interest on the Notes.

The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default with respect to the Notes and its consequences under the Indenture governing the Notes except a continuing Default or Event of Default in the payment of interest on, the principal of or the premium on the Notes.

CCA is required to deliver to the trustee annually a written statement regarding compliance with the Indenture. Upon becoming aware of any Default or Event of Default, CCA is required to deliver to the trustee a written statement specifying such Default or Event of Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee, incorporator or stockholder of CCA or any Guarantor, as such, will have any liability for any obligations of CCA or the Guarantors under the Notes, the Indenture, the Subsidiary Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Legal Defeasance and Covenant Defeasance

CCA may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding Notes and all obligations of the Guarantors discharged with respect to their Subsidiary Guarantees of the Notes (“Legal Defeasance”) except for:

(1) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, or interest or premium, if any, on the Notes when such payments are due from the trust referred to below;

(2) CCA’s obligations with respect to the Notes concerning issuing temporary Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3) the rights, powers, trusts, duties and immunities of the trustee of the Notes, and CCA’s and the Guarantors’ obligations in connection therewith; and

(4) the Legal Defeasance provisions of the Indenture.

In addition, CCA may, at its option and at any time, elect to have the obligations of CCA and the Guarantors released with respect to certain covenants that are described in the Indenture (“Covenant Defeasance”) and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described above under the caption “—Events of Default and Remedies” will no longer constitute an Event of Default with respect to the Notes.

In order to exercise either Legal Defeasance or Covenant Defeasance:

(1) CCA must irrevocably deposit with the trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, or interest and premium, if any, on the outstanding Notes on the stated maturity or on the applicable redemption date, as the case may be, and CCA must specify whether the Notes are being defeased to maturity or to a particular redemption date;

(2) in the case of Legal Defeasance, CCA has delivered to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that (a) CCA has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, CCA has delivered to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default or Event of Default has occurred and is continuing with respect to the Notes on the date of such deposit (other than a Default or Event of Default with respect to the Notes resulting from the borrowing of funds to be applied to such deposit);

(5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the Indenture) to which CCA or any of its Subsidiaries is a party or by which CCA or any of its Subsidiaries is bound;

(6) CCA must deliver to the trustee an officers’ certificate stating that the deposit was not made by CCA with the intent of preferring the Holders of Notes over the other creditors of CCA or with the intent of defeating, hindering, delaying or defrauding creditors of CCA or others; and

(7) CCA must deliver to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance with respect to the Notes under the Indenture have been complied with.

Amendment, Supplement and Waiver

Except as provided in the next two succeeding paragraphs, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of such Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of or tender offer for the Notes), and any existing default or compliance with any provision of the Indenture, the Notes or the Subsidiary Guarantees may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of or tender offer for the Notes).

Without the consent of each Holder of the Notes, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder of the Notes):

(1) reduce the principal amount of the Notes whose Holders must consent to an amendment, supplement or waiver;

(2) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes (other than provisions relating to the covenant described above under the caption “—Repurchase at the Option of Holders Upon a Change of Control”);

(3) reduce the rate of or change the time for payment of interest on any Note;

(4) waive a Default or Event of Default with respect to the Notes in the payment of principal of, or interest or premium, if any, on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);

(5) make any Note payable in currency other than that stated in the Notes;

(6) make any change in the provisions of the Indenture relating to waivers of past Defaults with respect to the Notes or the rights of Holders of Notes to receive payments of principal of, or interest or premium, if any, on the Notes;

(7) waive a redemption payment with respect to any Note (other than a payment required by the covenant described above under the caption “—Repurchase at the Option of Holders Upon a Change of Control”);

(8) release any Guarantor from any of its obligations under its Subsidiary Guarantee of the Notes or the Indenture, except in accordance with the terms of the Indenture;

(9) modify or change any provision of the Indenture or the related definitions to affect the ranking of the Notes or any Subsidiary Guarantee of the Notes in a manner that adversely affects the Holders of the Notes; provided, however, that any modification of the provisions of the Indenture relating to the ability of CCA or any Subsidiary to create, incur, assume or otherwise suffer to exist or become effective any Lien securing Indebtedness shall not constitute a modification or change that affects the ranking of the Notes or any Subsidiary Guarantee of the Notes; or

(10) make any change in the preceding amendment and waiver provisions in the Indenture or the Notes.

Notwithstanding the preceding, without the consent of any Holder of the Notes, CCA, the Guarantors and the trustee may amend or supplement the Indenture, the Subsidiary Guarantees or the Notes:

(1) to cure any ambiguity, defect or inconsistency;

(2) to provide for uncertificated Notes of such series in addition to or in place of certificated Notes;

(3) to provide for the assumption of CCA’s obligations to Holders of Notes in the case of a merger or consolidation or sale of all or substantially all of CCA’s assets;

(4) to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights under the Indenture of any Holder of the Notes;

(5) to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act;

(6) to conform the text of the Indenture, the Subsidiary Guarantees of the Notes or the Notes to any provision contained in this “Description of the Exchange Notes”;

(7) to provide for the issuance of additional Notes; or

(8) to allow a Subsidiary to execute a supplemental indenture with respect to the Indenture for the purpose of providing a Subsidiary Guarantee in accordance with the provisions of the Indenture.

Satisfaction and Discharge

The Indenture will be discharged and will cease to be of further effect as to all Notes issued thereunder, when:

(1) either:

(a) all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust and thereafter repaid to CCA, have been delivered to the trustee for cancellation; or

(b) all Notes that have not been delivered to the trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year, and CCA or any Guarantor has irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the Holders of Notes, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in such amounts as will be sufficient without consideration of any reinvestment of interest to pay and discharge the entire indebtedness on the Notes not delivered to the trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;

(2) no Default or Event of Default with respect to the Notes has occurred and is continuing on the date of the deposit or will occur as a result of the deposit and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which CCA or any Guarantor is a party or by which CCA or any Guarantor is bound;

(3) CCA or any Guarantor has paid or caused to be paid all sums payable by it under the Indenture; and

(4) CCA has delivered irrevocable instructions to the trustee under the Indenture to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.

In addition, CCA must deliver an officers’ certificate and an opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge with respect to the Notes have been satisfied.

Concerning the Trustee

If the trustee becomes a creditor of CCA or any Guarantor, the Indenture limits its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest, as described in the Trust Indenture Act, it must eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign.

The Holders of a majority in principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default occurs and is continuing, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of his own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of Notes, unless such Holder has offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.

Certain Definitions

“Adjusted Total Assets” means the sum of:

(1) Total Assets of CCA as of the end of the of the most recent fiscal quarter as set forth on the most recent quarterly or annual consolidated balance sheet of CCA prepared in conformity with GAAP; and

(2) Any increase or decrease in Total Assets following the end of such quarter to the date for which Adjusted Total Assets is being calculated, determined on a pro forma basis, including, without limitation, giving any pro forma increase or decrease in Total Assets resulting from the transaction with respect to which Adjusted Total Assets is being calculated.

“Adjusted Treasury Rate” means, with respect to any redemption date:

(1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month); or

(2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

The Adjusted Treasury Rate shall be calculated on the third Business Day preceding the redemption date or, in the case of a satisfaction and discharge at the time a redemption notice is delivered, two business days prior to the deposit of funds with the trustee in accordance with the terms of the Indenture for such satisfaction and discharge.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be control. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in

Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“Board of Directors” means:

(1) with respect to a corporation, the board of directors of the corporation;

(2) with respect to a partnership, the board of directors of the general partner of the partnership; and

(3) with respect to any other Person, the board or committee of such Person serving a similar function.

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Change of Control” means the occurrence of any of the following:

(1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of CCA and its Subsidiaries, taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act);

(2) the approval by the holders of the Voting Stock of CCA of a plan relating to the liquidation or dissolution of CCA or if no such approval is required the adoption of a plan relating to the liquidation or dissolution of CCA by its Board of Directors;

(3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of CCA;

(4) CCA consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, CCA, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of CCA or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of CCA outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a 45% or more of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance); or

(5) the first day on which a majority of the members of the Board of Directors of CCA are not Continuing Directors.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the notes that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such notes (“Remaining Life”).

“Comparable Treasury Price” means, for any redemption date, (1) the average of four Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Independent Investment Banker obtains fewer than four such Reference Treasury Dealer Quotations the average of all such quotations.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of CCA who:

(1) was a member of such Board of Directors on the Issue Date; or

(2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

“Credit Agreement” means the Amended and Restated Credit Agreement, dated as of January 6, 2012, by and among CCA, Bank of America, N.A., as administrative agent, and certain lenders and other parties thereto, and any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended (and/or amended and restated), modified, renewed, refunded, replaced or refinanced from time to time, in whole or in part, with the same or different lenders (including, without limitation, any amendment, amendment and restatement, modification, renewal, refunding, replacement or refinancing that increases the maximum amount of the loans made or to be made thereunder).

“Credit Facilities” means, one or more credit or debt facilities (including, without limitation, the Credit Agreement), financings, commercial paper facilities, note purchase agreements or other debt instruments, indentures or agreements providing for revolving credit loans, term loans, notes, securities, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), letters of credit or issuances of debt securities or other Obligations, in each case, as amended (and/or amended and restated), restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced in whole or in part from time to time.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require CCA to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that CCA may not repurchase or redeem any such Capital Stock pursuant to such provisions.

“Domestic Subsidiary” means any Subsidiary of CCA that was formed under the laws of the United States or any state of the United States (but not the laws of Puerto Rico) or the District of Columbia or that guarantees or otherwise provides direct credit support for any Indebtedness of CCA.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Event of Default” means any event that is described under the caption “—Events of Default and Remedies.”

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession as amended and/or modified from time to time.

“Government Securities” means securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities).

“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection or deposit in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness, but not any Indebtedness of CCA under the Forward Delivery Deficits Agreement, dated as of September 25, 1997, by and between CCA and Wachovia Bank, National Association (formerly known as First Union National Bank), as trustee, or under the Debt Service Deficits Agreement, dated as of January 1, 1997, by and between CCA and Hardeman County Correctional Facilities Corporation, each as in effect on the Issue Date, provided that and for so long as such Indebtedness is not required to be classified as debt of CCA or any Subsidiary pursuant to GAAP.

“Guarantors” means, with respect to the Notes, each of:

(1) the Guarantors described under the caption “—Subsidiary Guarantees” above; and

(2) any other subsidiary that executes a Subsidiary Guarantee in accordance with the provisions of the Indenture;

and their respective successors and assigns.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(1) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements; and

(2) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

“Holder” means any Person in whose name a Note is registered.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:

(1) in respect of borrowed money;

(2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3) in respect of banker’s acceptances;

(4) representing Capital Lease Obligations;

(5) representing the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable; or

(6) representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any indebtedness of any other Person.

The amount of any Indebtedness outstanding as of any date will be:

(1) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

(2) the principal amount of the Indebtedness, together with any interest on the Indebtedness that is more than 30 days past due, in the case of any other Indebtedness; and

(3) with respect to Hedging Obligations, the amount of Indebtedness required to be recorded as a liability in accordance with GAAP.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by CCA.

“Issue Date” means April 4, 2013.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Permitted Liens” means:

(1) Liens on real or personal property of CCA and any Guarantor securing Indebtedness and other Obligations under Credit Facilities in an aggregate amount not to exceed (x) $1,000,000,000 plus (y) 2.5% of Adjusted Total Assets at any one time outstanding;

(2) Liens in favor of CCA or the Guarantors;

(3) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with CCA or any Subsidiary of CCA or becomes a direct or indirect subsidiary of CCA; provided that such Liens were in existence prior to the contemplation of such merger, consolidation or acquisition and do not extend to any assets other than those of the Person merged into or consolidated with CCA or the Subsidiary;

(4) Liens on property existing at the time of acquisition of the property by CCA or any Subsidiary of CCA, provided that such Liens were in existence prior to the contemplation of such acquisition;

(5) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

(6) Liens to secure Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred within 270 days of the related purchase, construction or improvement for the purpose of financing all or any part of the cost of purchase, construction or improvement of property, plant or equipment used in the business of CCA or such Subsidiary, including all Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (6);

(7) Liens existing on the Issue Date;

(8) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

(9) Attachment or judgment Liens not giving rise to a Default or an Event of Default;

(10) Liens with respect to Obligations that do not exceed 7.5% of Adjusted Total Assets at any one time outstanding;

(11) pledges or deposits under workmen’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which CCA or any Subsidiary is a party, or deposits to secure public or statutory obligations of CCA or any Subsidiary or deposits or cash or Government Securities to secure surety or appeal bonds to which CCA or any Subsidiary is a party, or deposits as security for contested taxes or import or customs duties or for the payment of rent, in each case incurred in the ordinary course of business;

(12) Liens imposed by law, including carriers’, warehousemen’s and mechanics’ Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings if a reserve or other appropriate provisions, if any, as shall be required by GAAP shall have been made in respect thereof;

(13) encumbrances, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or liens incidental to the conduct of the business of CCA or a Subsidiary or to the ownership of its properties which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of CCA or such Subsidiary;

(14) Liens securing Hedging Obligations;

(15) leases and subleases of real property which do not materially interfere with the ordinary conduct of the business of CCA or any of its Subsidiaries;

(16) normal customary rights of setoff upon deposits of cash in favor of banks or other depository institutions; and

(17) mortgages or other Liens securing Indebtedness or other Obligations issued by or owed to the United States, any State thereof or any municipality, or any department, agency or instrumentality or political subdivision of any of the foregoing, or by any other country or any political subdivision thereof for the purpose of financing all or any part of the purchase price of, or, in the case of real property, the cost of construction of, relocation of, maintenance of, or improvement of, any property or assets subject to such mortgage or other lien or within the jurisdiction of such entity, or otherwise in connection with any geographic incentivization arrangements, including tax reduction or other economic subsidization arrangements pertaining to local employment.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Principal Property” means (i) any Real Estate Assets with a net book value in excess of 1.0% of CCA’s Adjusted Total Assets or (ii) any Capital Stock of a Subsidiary that owns Real Estate Assets described in clause (i) of this definition.

“Real Estate Assets” of a Person means, as of any date, the real estate assets of such Person and its Subsidiaries on such date, on a consolidated basis determined in accordance with GAAP.

“Reference Treasury Dealer” means any of the primary U.S. Government securities dealers in New York City.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date (or, in the case of a satisfaction and discharge at the time a redemption notice is delivered, two business days prior to the deposit of funds with the trustee in accordance with the terms of the Indenture for such satisfaction and discharge), the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Issue Date.

“Subsidiary” means, with respect to any specified Person:

(1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

“Subsidiary Guarantee” means, individually, any Guarantee of payment of Notes by a Guarantor pursuant to the terms of the Indenture, and, collectively, all such Guarantees. Each such Subsidiary Guarantee with respect to the Notes will be in the form prescribed by the Indenture.

“Total Assets” means, as of any date, the sum of (a) Undepreciated Real Estate Assets plus (b) the book value of all assets (excluding Real Estate Assets and intangibles).

“Undepreciated Real Estate Assets” means, as of any date, the cost (being the original cost to CCA or its subsidiaries plus capital improvements) of Real Estate Assets of CCA and its Subsidiaries on such date, before depreciation and amortization of such real estate assets, determined on a consolidated basis in accordance with GAAP.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

BOOK-ENTRY, DELIVERY AND FORM

General

The exchange notes, like the initial notes, will be represented by one or more global notes in registered form without interest coupons attached (the “Global Notes”). The Global Notes will be deposited with a custodian for The Depository Trust Company (“DTC”) and registered in the name of Cede & Co., as nominee of DTC.

Ownership of interests in the Global Notes (the “Book-Entry Interests”) will be limited to persons that have accounts with DTC, or persons that hold interests through such participants.

Book-Entry Interests will be shown on, and transfers thereof will be done only through, records maintained in book-entry form by DTC and its participants. The laws of some jurisdictions, including certain states of the U.S., may require that certain purchasers of securities take physical delivery of such securities in definitive form. The foregoing limitations may impair your ability to own, transfer or pledge Book-Entry Interests. In addition, while the notes are in global form, holders of Book-Entry Interests are not considered the owners or “holders” of notes for any purpose.

So long as the notes are held in global form, DTC (or its nominees) will be considered the sole holders of Global Notes for all purposes under the indenture. In addition, participants in DTC must rely on the procedures of DTC and indirect participants must rely on the procedures of DTC and the participants through which they own Book-Entry Interests, to transfer their interests or to exercise any rights of holders under the indenture.

Redemption of the Global Notes

In the event any Global Note (or any portion thereof) is redeemed, DTC (or its nominees) will redeem an equal amount of the Book-Entry Interests in such Global Note from the amount received by it in respect of the redemption of such Global Note. The redemption price payable in connection with the redemption of such Book-Entry Interests will be equal to the amount received by DTC in connection with the redemption of such Global Note (or any portion thereof). CCA understands that, under existing practices of DTC, if fewer than all of the notes are to be redeemed at any time, DTC will credit its participants’ accounts with respect to such notes on a proportionate basis (with adjustments to prevent fractions) or by lot or on such other basis as it deems fair and appropriate; provided, however, that no Book-Entry Interest of $2,000 principal amount or less may be redeemed in part.

Payments on Global Notes

CCA will make payments of any amounts owing in respect of the Global Notes (including principal, premium, if any, and interest and all other amounts payable) to DTC or its nominee, which will distribute such payments to the applicable participants in accordance with its procedures. CCA will make payments of all such amounts without deduction or withholding for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature except as may be required by law. CCA expects that standing customer instructions and customary practices will govern payments by participants to owners of Book-Entry Interests held through such participants.

Under the terms of the indenture, CCA and the trustee will treat the registered holders of the Global Notes (e.g., DTC (or its nominees)) as the owners thereof for the purpose of receiving payments and for all other purposes. Consequently, none of CCA, the trustee or any of their respective agents has or will have any responsibility or liability for:

—

any aspect of the records of DTC or any participant or indirect participant relating to payments made on account of a Book-Entry Interest or for maintaining, supervising or reviewing the records of DTC, or any participant or indirect participant relating to or payments made on account of a Book-Entry Interest; or

—	DTC or any participant or indirect participant.

Payments by participants to owners of Book-Entry Interests held through participants are the responsibility of such participants.

Currency of Payment for the Global Notes

Except as may otherwise be agreed between DTC and any holder, the principal of, premium, if any, and interest on, and all other amounts payable in respect of Global Notes will be paid to the applicable holders of interests in such notes (the “DTC Holders”) through DTC in U.S. dollars.

Payments will be subject in all cases to any fiscal or other laws and regulations (including any regulations of the applicable clearing system) applicable thereto. None of CCA, the trustee or any of their respective agents will be liable to any holder of a Global Note or any other person for any commissions, costs, losses or expenses in relation to or resulting from any currency conversion or rounding effected in connection with any such payment.

Action by Owners of Book-Entry Interests

DTC has advised CCA that it will take any action permitted to be taken by a holder of notes (including the presentation of notes for exchange as described below) only at the direction of one or more participants to whose account the Book-Entry Interests in the Global Notes are credited and only in respect of such portion of the aggregate principal amount of notes as to which such participant or participants has or have given such direction. DTC will not exercise any discretion in the granting of consents, waivers or the taking of any other action in respect of the Global Notes. However, if there is an event of default under the notes, DTC reserves the right to exchange the Global Notes for definitive registered notes in certificated form (the “Definitive Registered Notes”), and to distribute Definitive Registered Notes to its participants.

Transfers

Transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants, which rules and procedures may change from time to time.

Any Book-Entry Interest in one of the Global Notes that is transferred to a person who takes delivery in the form of a Book-Entry Interest in any other Global Note will, upon transfer, cease to be a Book-Entry Interest in the first-mentioned Global Note and become a Book-Entry Interest in such other Global Note, and accordingly will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to Book-Entry Interests in such other Global Note for as long as it remains such a Book-Entry Interest.

Definitive Registered Notes

Under the terms of the indenture, owners of the Book-Entry Interests will receive Definitive Registered Notes:

—

if DTC notifies CCA that it is unwilling or unable to continue as depositary for the Global Note, or DTC ceases to be a clearing agency registered under the Exchange Act and, in either case, a qualified successor depositary is not appointed by CCA within 120 days;

—	if an event of default under the indenture occurred or is continuing and the owner of a Book-Entry Interest requests such exchange in writing delivered through DTC.

In the case of the issuance of Definitive Registered Notes, the holder of a Definitive Registered Note may transfer such note by surrendering it to the registrar. In the event of a partial transfer or a partial redemption of a holding of Definitive Registered Notes represented by one Definitive Registered Note, a Definitive Registered Note shall be issued to the transferee in respect of the part transferred, and a new Definitive Registered Note in respect of the balance of the holding not transferred or redeemed shall be issued to the transferor or the holder, as applicable; provided that no Definitive Registered Note in a denomination less than $2,000 shall be issued. CCA will bear the cost of preparing, printing, packaging and delivering the Definitive Registered Notes.

CCA shall not be required to register the transfer or exchange of Definitive Registered Notes for a period of 15 calendar days preceding (a) the record date for any payment of interest on the notes, (b) any date fixed for redemption of the notes or (c) the date fixed for selection of the notes to be redeemed in part. Also, CCA is not required to register the transfer or exchange of any notes selected for redemption. In the event of the transfer of any Definitive Registered Note, the transfer agent may require a holder, among other things, to furnish appropriate endorsements and transfer documents as described in the indenture. CCA may require a holder to pay any taxes and fees required by law or permitted by the indenture.

If Definitive Registered Notes are issued and a holder thereof claims that such Definitive Registered Notes have been lost, destroyed or wrongfully taken or if such Definitive Registered Notes are mutilated and are surrendered to the registrar for the notes or at the office of a transfer agent for the notes, CCA shall issue and the trustee for the notes shall authenticate a replacement Definitive Registered Note if the trustee’s and CCA’s requirements are met. The trustee or CCA may require a holder requesting replacement of a Definitive Registered Note to furnish an indemnity bond sufficient in the judgment of both the trustee and CCA to protect CCA, the trustee or the paying agent for the notes appointed pursuant to the indenture from any loss which any of them may suffer if a Definitive Registered Note is replaced. CCA may charge such holder for its expenses in replacing a Definitive Registered Note.

In case any such mutilated, destroyed, lost or stolen Definitive Registered Note has become or is about to become due and payable, or is about to be redeemed or purchased by CCA pursuant to the provisions of the indenture, CCA in its discretion may, instead of issuing a new Definitive Registered Note, pay, redeem or purchase such Definitive Registered Note, as the case may be.

Definitive Registered Notes may be transferred and exchanged for Book-Entry Interests in a Global Note for the notes only in accordance with the indenture.

Information Concerning DTC

The following description of the operations and procedures of DTC is provided solely as a matter of convenience. These operations and procedures are solely within the control of DTC and are subject to changes by DTC. We take no responsibility for these operations and procedures and urge investors to contact DTC or its participants directly to discuss these matters.

CCA understands as follows with respect to DTC:

DTC is:

—	a limited purpose trust company organized under the New York Banking Law;

—	a “banking organization” under New York Banking Law;

—	a member of the Federal Reserve System;

—	“clearing corporation” within the meaning of the New York Uniform Commercial Code; and

—	a “clearing agency” registered under Section 17A of the Exchange Act.

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of transactions among its participants. It does this through electronic book-entry changes in the accounts of securities participants, eliminating the need for physical movement of securities certificates. DTC participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC’s owners are the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the Financial Industry Regulatory Authority, Inc. and a number of its direct participants. Others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a direct participant, also have access to the DTC system and are known as indirect participants.

Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants and certain banks, the ability of an owner of a beneficial interest to pledge such interest to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interest, may be limited by the lack of a definitive certificate for that interest. The laws of some states require that certain persons take physical delivery of securities in definitive form. Consequently, the ability to transfer beneficial interests to such persons may be limited. In addition, owners of beneficial interests through the DTC system will receive distributions attributable to the Global Notes only through DTC participants.

Global Clearance and Settlement Under the Book-Entry System

The notes are expected to trade in DTC’s Same-Day Funds Settlement System and any permitted secondary market trading activity in the notes will, therefore, be required by DTC to be settled in immediately available funds. CCA expects that secondary trading in any certificated notes will also be settled in immediately available funds. Subject to compliance with the transfer restrictions applicable to the Global Notes, cross-market transfers of Book-Entry Interests in the notes between the participants in DTC will be done through DTC in accordance with DTC’s rules.

Although DTC is expected to follow the foregoing procedures in order to facilitate transfers of interests in the Global Notes among participants in DTC, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. None of CCA, the trustee, the registrar, any transfer agent or any paying agent will have any responsibility for the performance by DTC or its participants or indirect participants, of their respective obligations under the rules and procedures governing their operations.

Secondary Market Trading

The Book-Entry Interests will trade through participants of DTC and will settle in same day funds. Since the purchase determines the place of delivery, it is important to establish at the time of trading of any Book-Entry Interests where both the purchaser’s and the seller’s accounts are located to ensure that settlement can be made on the desired value date.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The exchange of initial notes for exchange notes should not be treated as a taxable transaction for United States federal income tax purposes because the terms of the exchange notes should not be considered to differ materially in kind or in extent from the terms of the initial notes. Rather, the exchange notes received by a holder of initial notes should be treated as a continuation of such holder’s investment in the initial notes. As a result, a holder of the initial notes will not recognize gain or loss for United States federal income tax purposes in exchanging initial notes for exchange notes. The holding period of the exchange notes will be the same as the holding period for the initial notes, and the tax basis in the exchange notes will be the same as the adjusted tax basis in the initial notes determined immediately before the exchange. This conclusion is based upon the provisions of the United States Internal Revenue Code of 1986, as amended, existing and proposed Treasury regulations promulgated thereunder, and relevant authorities, as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in United States federal income tax consequences different from those discussed above.

TO ENSURE COMPLIANCE WITH U.S. TREASURY CIRCULAR 230, YOU ARE HEREBY NOTIFIED THAT THE DISCUSSION HEREIN IS FOR GENERAL INFORMATION ONLY AND MAY NOT ADDRESS ALL TAX CONSIDERATIONS THAT MAY BE SIGNIFICANT TO YOU. THE DISCUSSION WAS WRITTEN ON THE UNDERSTANDING THAT IT MAY BE USED IN PROMOTING, MARKETING, AND RECOMMENDING (WITHIN THE MEANING OF CIRCULAR 230) THE TRANSACTIONS DISCUSSED HEREIN. THE DISCUSSION WAS NOT WRITTEN, AND IS NOT INTENDED, TO BE USED BY ANY PERSON, AND CANNOT BE USED BY ANY PERSON, FOR PURPOSES OF AVOIDING PENALTIES UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. EACH PROSPECTIVE INVESTOR IS ENCOURAGED TO CONSULT AN INDEPENDENT TAX ADVISOR AS TO THE TAX CONSEQUENCES OF PURCHASING, OWNING AND DISPOSING OF THE NOTES BASED ON THE INVESTOR’S PARTICULAR CIRCUMSTANCES.

If you are considering an exchange of your initial notes for the exchange notes, you are encouraged to consult your own tax advisor(s) concerning the tax consequences arising under state, local, or foreign laws of such an exchange.

CERTAIN ERISA CONSIDERATIONS

The following is a summary of certain considerations associated with the notes and the exchange of initial notes for exchange notes by (i) “employee benefit plans” (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) that are subject to ERISA, (ii) “plans” which are subject to Section 4975 of the Code, (iii) entities deemed under ERISA to hold “plan assets” of any of the foregoing by reason of an employee benefit plan’s or plan’s investment in such entity or (iv) a governmental plan or church plan subject to applicable law that is similar in purpose or effect to the fiduciary responsibility or prohibited transaction provisions of ERISA or Section 4975 of the Code (“Similar Laws”) (each, a “Plan”).

General Fiduciary Matters

ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (an “ERISA Plan”), and prohibit certain transactions involving the assets of an ERISA Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such an ERISA Plan or the management or disposition of the assets of such an ERISA Plan, or who renders investment advice for a fee or other compensation to such an ERISA Plan, is generally considered to be a fiduciary of the ERISA Plan.

In considering an investment in the notes (or the exchange of initial notes for exchange notes) of a portion of the assets of any Plan, a Plan fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Laws relating to a fiduciary’s duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.

Prohibited Transaction Issues

Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the ERISA Plan that engages in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. The acquisition and/or holding of notes by an ERISA Plan with respect to which the issuer or the initial purchasers or their affiliates may be considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions, or “PTCEs” that may apply to the acquisition and holding of the notes. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers, although there can be no assurance that all of the conditions of any such exemptions will be satisfied. In addition to the foregoing, the Pension Protection Act of 2006 provides a statutory exemption (Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code) for transactions between an ERISA Plan and a person that is a party in interest and/or a disqualified person (other than a fiduciary or an affiliate that, directly or indirectly, has or exercises discretionary authority or control or renders investment advice with respect to the assets involved in the transaction) solely by reason of providing services to the Plan or by relationship to a service provider, provided that the ERISA Plan fiduciary has made a determination that there is adequate consideration for the transaction.

Because of the foregoing, the notes should not be acquired or held by any person investing “plan assets” of any Plan, unless such acquisition (including an exchange of initial notes for exchange notes) and holding will not constitute a non-exempt prohibited transaction under ERISA and the Code or similar violation of any applicable Similar Laws.

Representation

Accordingly, by acceptance of a note, or any interest therein, each purchaser and subsequent transferee will be deemed to have represented and warranted that either (i) no portion of the assets used by such purchaser or transferee to acquire or hold the notes constitutes assets of any Plan or (ii) the acquisition and holding of the notes by such purchaser or transferee will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a similar violation under any applicable Similar Laws.

The foregoing discussion is general in nature and is not intended to be all-inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering acquiring and holding the notes on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the acquisition and holding of the notes.

PLAN OF DISTRIBUTION

Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for initial notes where such initial notes were acquired as a result of market-making activities or other trading activities. We have agreed that, starting on the date the exchange offer registration statement is declared effective by the SEC and ending 90 days after such date, we will make this prospectus available to any broker-dealer for use in connection with any such resale.

We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit of any such resale of exchange notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

For a period of 90 days after the exchange offer registration statement is declared effective, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests these documents in the letter of transmittal. We have agreed to pay all expenses in connection with the exchange offer other than commissions or concessions of broker-dealers and will indemnify the holders of the notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

The validity of the exchange notes and the guarantees thereof will be passed upon for us by Hodgson Russ LLP, New York, New York. Certain legal matters relating to Tennessee and Delaware law will be passed upon for us by Bass, Berry & Sims PLC, Nashville, Tennessee. Certain legal matters relating to Maryland law will be passed upon for us by Miles & Stockbridge P.C., Baltimore, Maryland.

EXPERTS

The consolidated financial statements of Corrections Corporation of America and its subsidiaries appearing in Corrections Corporation of America’s Annual Report (Form 10-K) for the year ended December 31, 2012, and the effectiveness of Corrections Corporation of America’s internal control over financial reporting as of December 31, 2012, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports, given on the authority of such firm as experts in accounting and auditing.

CORRECTIONS CORPORATION OF AMERICA

Offer to Exchange

4.625% Senior Notes due 2023

($350,000,000 aggregate principal amount)

which have been registered under the Securities Act of 1933

for

any and all outstanding unregistered 4.625% Senior Notes due 2023

($350,000,000 aggregate principal amount outstanding)

PROSPECTUS

                , 2013

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

Registrants Incorporated or Organized in Maryland

Corrections Corporation of America

Corrections Corporation of America (the “Company”) is a corporation incorporated under the laws of the state of Maryland. The Maryland General Corporation Law (the “MGCL”) permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. The Company’s charter provides that, to the maximum extent that Maryland law in effect from time to time permits limitation of liability of directors or officers of corporations, no person who at any time was or is a director or officer of the Company shall be personally liable to the Company or its stockholders for money damages.

The MGCL requires a Maryland corporation (unless its charter provides otherwise, which the Company’s charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director of officer actually received an improper personal benefit in money, property, or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In accordance with the MGCL, the Company is required, as a condition to advancing expenses, to obtain (1) a written affirmation by the director, officer or employee of his or her good faith belief that he/she has met the standard of conduct necessary for indemnification and (2) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the Company if it shall ultimately be determined that the applicable standard of conduct was not met.

The Company’s bylaws provide that, to the maximum extent permitted by Maryland law in effect from time to time, the Company shall indemnify a director or officer, including any director or officer of the Company who serves at the express request of the Company as an officer or director of another corporation or other enterprise, who is made a party or witness to any proceeding by reason of such status against any loss, liability, judgment, penalty, fine, settlement or expense (including attorneys’ fees actually incurred by him or her in connection with the proceeding). In addition, the Company’s bylaws provide that the Company shall pay or reimburse, in advance of final disposition of a proceeding, reasonable expenses incurred by a director or officer made a party or witness to a proceeding by reason of such status, provided that the Company shall have received (1) a written affirmation by the director or officer of his or her good faith belief that he or she has met the applicable standard of conduct necessary for indemnification and (2) a written undertaking (which need not be secured) by or on such person’s behalf to repay the amount paid or reimbursed by the Company if it shall ultimately be determined that the applicable standard of conduct was not met.

The bylaws of the Company also provide that to the maximum extent permitted by Maryland law the Company shall indemnify any director or officer of the Company who serves at the express request of the Company as an officer of another corporation or other enterprise, subject to the limitations set forth in the bylaws of the Company as previously described.

The Company has entered into indemnification agreements with its directors and certain of its officers. The indemnification agreements contractually obligate the Company to indemnify, and advance expenses on behalf of, persons party thereto in connection with claims, suits or proceedings arising as a result of such person’s service as a director or officer of the Company, in accordance with the terms of the indemnification agreements.

The Company also maintains directors’ and officers’ liability insurance to insure against losses arising from claims made against its directors and certain of its officers, subject to the limitations and conditions set forth in such policies.

CCA TRS, LLC

CCA TRS, LLC (“CCA TRS”) is a limited liability company organized under the laws of the state of Maryland. The Maryland Limited Liability Company Act provides, that, unless otherwise provided by law or unless otherwise agreed, a limited liability company has the power to indemnify and hold harmless any member, agent, or employee from and against any and all claims and demands, except in the case of action or failure to act by the member, agent, or employee which constitutes willful misconduct or recklessness, and subject to the standards and restrictions, if any, set forth in the limited liability company’s articles of organization or operating agreement.

The limited liability company operating agreement of CCA TRS provides that CCA TRS shall indemnify and hold harmless the member, any affiliate of the member, and any officer, director, employee, or agent of CCA TRS, the member or any of its affiliates, from and against any claim, loss, damage, liability, or reasonable expense (including reasonable attorneys’ fees, court costs, and costs of investigation and appeal) suffered or incurred by reason of, or arising from, the operations, business, or affairs of, or any action taken or failure to act on behalf of, CCA TRS.

Registrants Organized in Tennessee

CCA Health Services, LLC, CCA of Tennessee, LLC, CCA TRS, LLC, Prison Realty Management, LLC, Technical and Business Institute of America, LLC and TransCor America, LLC (collectively, the “Tennessee Registrants”) are limited liability companies formed under the laws of the state of Tennessee. The Tennessee Limited Liability Company Act and the Tennessee Revised Limited Liability Company Act (collectively, the “Tennessee LLC Acts”) both provide that a limited liability company may indemnify officers and members of the limited liability company against liability if (1) the individual acted in good faith and (2) reasonably believed that such individual’s conduct in his or her official capacity was in the best interest of the limited liability company and in all other cases that such individual’s conduct was at least not opposed to the best interests of the limited liability company and (3) in a criminal proceeding, the individual had no reasonable cause to believe such individual’s conduct was unlawful. The Tennessee LLC Acts also generally provide that a limited liability company may not indemnify a responsible person in connection with a proceeding to which the responsible person was adjudged liable to the limited liability company or in connection with a proceeding whereby such responsible person is adjudged liable to the limited liability company for receiving an improper personal benefit. Additionally, limited liabilities companies are generally required to indemnify a responsible person who was wholly successful in the defense of a proceeding against that person as a responsible person for the limited liability company.

The Tennessee LLC Acts prohibit indemnification if a responsible person is adjudged liable for a breach of the duty of loyalty to the limited liability company or its members or for acts or omissions not in good faith that involve intentional misconduct or a knowing violation of law.

The articles of organization and/or the operating agreements of CCA Health Services, LLC, CCA of Tennessee LLC and TransCor America, LLC generally provide that each such entity shall indemnify its members and officers to the fullest extent permitted by and in accordance with the Tennessee LLC Acts.

Registrant Organized in Delaware

CCA International, LLC (“CCA International”) is a limited liability company formed under the laws of the state of Delaware. The Delaware Limited Liability Company Act provides that, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement (none of which are contained in the limited liability company agreement for CCA International), a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

The bylaws of the Company also provide that to the maximum extent permitted by Maryland law the Company shall indemnify any director or officer of the Company who serves at the express request of the Company as an officer of another corporation or other enterprise, subject to the limitations set forth in the bylaws of the Company as previously described.

Item 21. Exhibits and Financial Statement Schedules.

Exhibits

(a)	The Exhibit Index, which follows the signature pages to this registration statement and is incorporated by reference herein, sets forth a list of exhibits to this report.

(b)	Financial Statement Schedules are omitted because they are either not required, are not applicable or because equivalent information has been incorporated herein by reference or included in the financial statements, the notes thereto or elsewhere herein.

(c)	There are no reports, opinions or appraisals included herein.

Item 22. Undertakings.

Each of the undersigned registrants hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: each undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933 each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(8) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(9) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on June 3, 2013.

CORRECTIONS CORPORATION OF AMERICA

By:	/s/ DAMON T. HININGER
Damon T. Hininger
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of Damon T. Hininger and Todd J Mullenger, acting singly, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this Registration Statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DAMON T. HININGER	President and Chief Executive Officer (Principal Executive Officer) and Director	June 3, 2013
Damon T. Hininger

/s/ TODD J MULLENGER	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	June 3, 2013
Todd J Mullenger

/s/ JOHN D. FERGUSON	Chairman of the Board of Directors and Director	June 3, 2013
John D. Ferguson

/s/ WILLIAM F. ANDREWS	Director	June 3, 2013
William F. Andrews

/s/ DONNA M. ALVARADO	Director	June 3, 2013
Donna M. Alvarado

/s/ JOHN D. CORRENTI	Director	June 3, 2013
John D. Correnti

Signature	Title	Date

/s/ DENNIS W. DECONCINI	Director	June 3, 2013
Dennis W. DeConcini

/s/ ROBERT J. DENNIS	Director	June 3, 2013
Robert J. Dennis

/s/ JOHN R. HORNE	Director	June 3, 2013
John R. Horne

/s/ C. MICHAEL JACOBI	Director	June 3, 2013
C. Michael Jacobi

/s/ ANNE L. MARIUCCI	Director	June 3, 2013
Anne L. Mariucci

/s/ THURGOOD MARSHALL, JR.	Director	June 3, 2013
Thurgood Marshall, Jr.

/s/ CHARLES L. OVERBY	Director	June 3, 2013
Charles L. Overby

/s/ JOHN R. PRANN, JR.	Director	June 3, 2013
John R. Prann, Jr.

/s/ JOSEPH V. RUSSELL	Director	June 3, 2013
Joseph V. Russell

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on June 3, 2013.

CCA TRS, LLC

By:	/s/ DAMON T. HININGER
Damon T. Hininger
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of Damon T. Hininger and Todd J Mullenger, acting singly, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this Registration Statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DAMON T. HININGER	President and Chief Executive Officer (Principal	June 3, 2013
Damon T. Hininger	Executive Officer) and Director of Corrections Corporation of America

/s/ TODD J MULLENGER	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	June 3, 2013
Todd J Mullenger

/s/ JOHN D. FERGUSON	Director of Corrections Corporation of America	June 3, 2013
John D. Ferguson

/s/ WILLIAM F. ANDREWS	Director of Corrections Corporation of America	June 3, 2013
William F. Andrews

/s/ DONNA M. ALVARADO	Director of Corrections Corporation of America	June 3, 2013
Donna M. Alvarado

Signature	Title	Date

/s/ JOHN D. CORRENTI	Director of Corrections Corporation of America	June 3, 2013
John D. Correnti

/s/ DENNIS W. DECONCINI	Director of Corrections Corporation of America	June 3, 2013
Dennis W. DeConcini

/s/ ROBERT J. DENNIS	Director of Corrections Corporation of America	June 3, 2013
Robert J. Dennis

/s/ JOHN R. HORNE	Director of Corrections Corporation of America	June 3, 2013
John R. Horne

/s/ C. MICHAEL JACOBI	Director of Corrections Corporation of America	June 3, 2013
C. Michael Jacobi

/s/ ANNE L. MARIUCCI	Director of Corrections Corporation of America	June 3, 2013
Anne L. Mariucci

/s/ THURGOOD MARSHALL, JR.	Director of Corrections Corporation of America	June 3, 2013
Thurgood Marshall, Jr.

/s/ CHARLES L. OVERBY	Director of Corrections Corporation of America	June 3, 2013
Charles L. Overby

/s/ JOHN R. PRANN, JR.	Director of Corrections Corporation of America	June 3, 2013
John R. Prann, Jr.

/s/ JOSEPH V. RUSSELL	Director of Corrections Corporation of America	June 3, 2013
Joseph V. Russell

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on June 3, 2013.

CCA OF TENNESSEE, LLC

By:	/s/ DAMON T. HININGER
Damon T. Hininger
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of Damon T. Hininger and Todd J Mullenger, acting singly, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this Registration Statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DAMON T. HININGER	President and Chief Executive Officer (Principal Executive Officer)	June 3, 2013
Damon T. Hininger

/s/ TODD J MULLENGER	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	June 3, 2013
Todd J Mullenger

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on June 3, 2013.

CCA HEALTH SERVICES, LLC
CCA INTERNATIONAL, LLC
PRISON REALTY MANAGEMENT, LLC
TECHNICAL AND BUSINESS INSTITUTE OF AMERICA, LLC
TRANSCOR AMERICA, LLC

By: CCA of Tennessee, LLC, sole member

By:	/s/ DAMON T. HININGER
Damon T. Hininger
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of Damon T. Hininger and Todd J Mullenger, acting singly, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this Registration Statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DAMON T. HININGER	President and Chief Executive Officer (Principal Executive Officer) of CCA of Tennessee, LLC	June 3, 2013
Damon T. Hininger

/s/ TODD J MULLENGER	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer) of CCA of Tennessee, LLC	June 3, 2013
Todd J Mullenger

EXHIBIT INDEX

3.1	Amended and Restated Charter of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (SEC File no. 001-16109) filed with the SEC on May 20, 2013)

3.2	Sixth Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (SEC File no. 001-16109) filed with the SEC on August 22, 2012)

3.3	Articles of Organization of CCA Health Services, LLC (incorporated by reference to Exhibit 3.3 to the Company’s Registration Statement on Form S-3ASR (Registration no. 333-159329) filed with the SEC on May 19, 2009)

3.4	Operating Agreement of CCA Health Services, LLC (incorporated by reference to Exhibit 3.4 to the Company’s Registration Statement on Form S-3ASR (Registration no. 333-159329) filed with the SEC on May 19, 2009)

3.5	Certificate of Formation of CCA International, LLC (incorporated by reference to Exhibit 3.5 to the Company’s Registration Statement on Form S-4 (Registration no. 333-189038) filed with the SEC on June 3, 2013)

3.6	Limited Liability Company Agreement of CCA International, LLC (incorporated by reference to Exhibit 3.6 to the Company’s Registration Statement on Form S-4 (Registration no. 333-189038) filed with the SEC on June 3, 2013)

3.7	Articles of Organization of CCA of Tennessee, LLC (incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-4 (Registration no. 333-124332) filed with the SEC on April 26, 2005)

3.8	Amended and Restated Operating Agreement of CCA of Tennessee, LLC (incorporated by reference to Exhibit 3.8 to the Company’s Registration Statement on Form S-4 (Registration no. 333-189038) filed with the SEC on June 3, 2013)

3.9	Articles of Organization of CCA TRS, LLC (incorporated by reference to Exhibit 3.9 to the Company’s Registration Statement on Form S-4 (Registration no. 333-189038) filed with the SEC on June 3, 2013)

3.10	Limited Liability Company Operating Agreement of CCA TRS, LLC (incorporated by reference to Exhibit 3.10 to the Company’s Registration Statement on Form S-4 (Registration no. 333-189038) filed with the SEC on June 3, 2013)

3.11	Articles of Organization of Prison Realty Management, LLC (incorporated by reference to Exhibit 3.11 to the Company’s Registration Statement on Form S-4 (Registration no. 333-189038) filed with the SEC on June 3, 2013)

3.12	Amended and Restated Operating Agreement of Prison Realty Management, LLC (incorporated by reference to Exhibit 3.12 to the Company’s Registration Statement on Form S-4 (Registration no. 333-189038) filed with the SEC on June 3, 2013)

3.13	Articles of Organization of Technical and Business Institute of America, LLC (incorporated by reference to Exhibit 3.13 to the Company’s Registration Statement on Form S-4 (Registration no. 333-189038) filed with the SEC on June 3, 2013)

3.14	Operating Agreement of Technical and Business Institute of America, LLC (incorporated by reference to Exhibit 3.14 to the Company’s Registration Statement on Form S-4 (Registration no. 333-189038) filed with the SEC on June 3, 2013)

3.15	Articles of Organization of TransCor America, LLC (incorporated by reference to Exhibit 3.10 to Amendment No. 1 to the Company’s Registration Statement on Form S-4 (Registration no. 333-96721) filed with the SEC on September 4, 2002)

3.16	Operating Agreement of TransCor America, LLC (incorporated by reference to Exhibit 3.11 to Amendment No. 1 to the Company’s Registration Statement on Form S-4 (Registration no. 333-96721) filed with the SEC on September 4, 2002)

4.1	Indenture (4.125% Senior Notes due 2020), dated as of April 4, 2013, among Corrections Corporation of America, the subsidiary guarantors named therein, and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.2 of the Company’s Current Report on Form 8-K (SEC File no. 001-16109), filed with the SEC on April 8, 2013)

4.2	Registration Rights Agreement (4.125% Senior Notes due 2020), dated as of April 4, 2013, among Corrections Corporation of America, the subsidiary guarantors party thereto, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, for itself and as representative of the Initial Purchasers listed therein (incorporated by reference to Exhibit 4.6 of the Company’s Current Report on Form 8-K (SEC File no. 001-16109), filed with the SEC on April 8, 2013)

4.3		Form of 4.125% Senior Note due 2020 (incorporated by reference to Exhibit A to Exhibit 4.1 hereof)

4.4		Indenture (4.625% Senior Notes due 2023), dated as of April 4, 2013, among Corrections Corporation of America, the subsidiary guarantors named therein, and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.3 of the Company’s Current Report on Form 8-K (SEC File no. 001-16109), filed with the SEC on April 8, 2013)

4.5		Registration Rights Agreement (4.625% Senior Notes due 2023), dated as of April 4, 2013, among Corrections Corporation of America, the subsidiary guarantors party thereto, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, for itself and as representative of the Initial Purchasers listed therein (incorporated by reference to Exhibit 4.7 of the Company’s Current Report on Form 8-K (SEC File no. 001-16109), filed with the SEC on April 8, 2013)

4.6		Form of 4.625% Senior Note due 2023 (incorporated by reference to Exhibit A to Exhibit 4.4 hereof)

5.1	*	Opinion of Bass, Berry & Sims PLC

5.2	*	Opinion of Hodgson Russ LLP with respect to New York law

5.3	*	Opinion of Miles & Stockbridge P.C. with respect to Maryland law

12.1	*	Statement of computation of ratios of earnings to fixed charges

21.1		Subsidiaries of Corrections Corporation of America (incorporated by reference to Exhibit 21 of the Company’s Annual Report on Form 10-K (SEC File no. 001-16109), filed with the SEC on February 27, 2013)

23.1	*	Consent of Bass, Berry & Sims PLC (included as part of its opinion filed as Exhibit 5.1 hereto)

23.2	*	Consent of Hodgson Russ LLP (included as part of its opinion filed as Exhibit 5.2 hereto)

23.3	*	Consent of Miles & Stockbridge P.C. (included as part of its opinion filed as Exhibit 5.3 hereto)

23.4	*	Consent of Independent Registered Public Accounting Firm

24.1	*	Power of attorney (included on the signature pages of this registration statement)

25.1	*	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of U.S. Bank National Association with respect to the Indenture governing the 4.625% Senior Notes due 2023

99.1	*	Form of Letter of Transmittal

99.2	*	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and other Nominees

99.3	*	Form of Broker’s Letter to Clients

99.4	*	Form of Notice of Guaranteed Delivery

*	Filed herewith